UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

CBA FLORIDA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIAL; SUBJECT TO COMPLETION

CBA FLORIDA, INC.

[·], 2020

Dear Shareholder:

You are invited to attend the 2020 annual meeting (the “Annual Meeting”) of the holders of shares (“Shareholders”) of common stock (“Common Stock”) of CBA Florida, Inc., formerly known as Cord Blood America, Inc. (the “Company”), to be held at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432 on May 28, 2020, at 11:00 a.m. Eastern Time.

The Company is monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and Shareholders is paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

As previously announced, following the receipt of shareholder approval on May 17, 2018, the Company sold substantially all of its operating assets (such sale, the “Transaction”) to California Cryobank Stem Cell Services LLC, a California limited liability company, pursuant to that certain Asset Purchase Agreement dated as of February 6, 2018 (the “Asset Purchase Agreement”). In light of the Company’s successful consummation of the Transaction and its desire to cease operations and distribute a substantial portion of the net proceeds from the Transaction, the Company’s Board of Directors (the “Board”) recommends that the Company wind down its operations.

The Board is therefore soliciting your approval of the following proposals at the Annual Meeting:

Proposal 1: To approve the election of David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow as directors of the Company.

Proposal 2: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A.

Proposal 3: To ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4: To approve (on an advisory basis) the Company’s executive compensation.

Proposal 5: To grant discretionary authority to the Board to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution.

After careful consideration of a number of factors, as described in the attached proxy statement, the Board has unanimously determined that the Dissolution is advisable, fair to and in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” each of the proposals in the proxy statement and “FOR” the election of each of the director nominees.

The attached proxy statement describes in detail each of the proposals for which the Company is soliciting your approval. The Company urges you to read the enclosed materials carefully. Whether or not you plan to attend, please complete and return the enclosed proxy card in the accompanying envelope or submit a proxy for your shares by telephone or via the internet. If you attend the Annual Meeting, you may, if you wish, revoke any proxy previously given by voting your shares in person.

On behalf of the Board, I hope that you will attend the Annual Meeting and vote in favor of the proposals.

Sincerely,

/s/ David Sandberg
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transaction, passed upon the merits or fairness of the Dissolution or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated [·], 2020 and is first being made available to shareholders on or about [·], 2020.

CBA FLORIDA, INC.
3753 Howard Hughes Parkway, Suite 200, Office #258
Las Vegas, NV 89169

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CBA FLORIDA, INC.

TO BE HELD MAY 28, 2020

To the Shareholders of CBA Florida, Inc.:

As previously announced, following the receipt of shareholder approval on May 17, 2018, CBA Florida, Inc., formerly known as Cord Blood America, Inc. (the “Company”), sold substantially all of its operating assets (such sale, the “Transaction”) to California Cryobank Stem Cell Services LLC, a California limited liability company, pursuant to that certain Asset Purchase Agreement dated as of February 6, 2018 (the “Asset Purchase Agreement”). In light of the Company’s successful consummation of the Transaction and its desire to cease operations and distribute a substantial portion of the net proceeds from the Transaction, the Company’s Board of Directors (the “Board”) recommends that the Company wind down its operations.

The Board has called for the annual meeting of the Company’s shareholders, to be held at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432 on May 28, 2020, at 11:00 a.m. Eastern Time (such meeting, including any adjournments or postponements thereof, the “Annual Meeting”), for the purpose of considering and taking appropriate action with respect to the following:

Proposal 1: To approve the election of David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow as directors of the Company.

Proposal 2: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A.

Proposal 3: To ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4: To approve (on an advisory basis) the Company’s executive compensation.

Proposal 5: To grant discretionary authority to the Board to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution.

Only shareholders of the Company who owned the Company’s common stock at the close of business on April 17, 2020 can vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each share of the Company’s common stock is entitled to one vote on all matters presented at the Annual Meeting and any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS IN THE PROXY STATEMENT AND “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

This Notice of the Annual Meeting, proxy statement and accompanying proxy card are being distributed to the Company’s shareholders on or about [·], 2020. All shareholders of the Company are cordially invited to attend the Annual Meeting in person.  To assure your representation at the Annual Meeting, however, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose.  If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the accompanying proxy statement.  Your shares of the Company’s common stock will be voted in accordance with the instructions you have given in the proxy.  You will find more instructions on how to vote in the accompanying proxy statement.

You may submit a proxy for your shares by telephone or via the internet at https://www.icommaterials.com/CBAI no later than 11:59 p.m., Eastern Time on May 27, 2020 (as directed on the enclosed proxy card) or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, the Company has enclosed an envelope for your use, which is prepaid if mailed in the United States. If you attend the Annual Meeting and your shares are registered in your name, you may also vote in person at the Annual Meeting until voting is closed. If your shares are held through a bank, broker or other nominee, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

Accompanying this Notice of Annual Meeting to the Company’s Shareholders are (a) a proxy statement and attached appendix, (b) a form of proxy (or a voting instruction form if you hold shares of common stock through a broker or other intermediary) and (c) the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The enclosed materials require the Company’s shareholders to make important decisions with respect to the Company.  Please read carefully the accompanying proxy statement and its appendix, as these documents contain detailed information relating to, among other things, the dissolution of the Company.  If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

InvestorCom LLC
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300

By order of the Board of Directors,

Anthony Snow Corporate Secretary

Las Vegas, Nevada [·], 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 28, 2020:

This Notice of Annual Meeting of the Company’s shareholders, the proxy statement for the Annual Meeting (along with related materials) and the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019 are available on the Company’s website, available at https://www.cbafloridainc.com/sec-filings

*
  Special COVID-19 Note: CBA Florida, Inc. is monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and Shareholders is paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

CBA FLORIDA, INC.
3753 Howard Hughes Parkway, Suite 200, Office #258
Las Vegas, NV 89169

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 28, 2020

This Proxy Statement (this “Proxy Statement”) and related proxy solicitation materials are being first directly made available to the shareholders of CBA Florida, Inc., a Florida corporation, formerly known as Cord Blood America, Inc. (the “Company”), on or around [·], 2020 in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the 2020 annual meeting of the Company’s shareholders for the purposes set forth in the accompanying Notice of Annual Meeting (such meeting, the “Annual Meeting”). This proxy procedure is necessary to permit all holders of the Company’s common stock, many of whom are unable to attend the Annual Meeting, to vote. The Board encourages you to read this document thoroughly and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Annual Meeting.

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or around [·], 2020, this proxy statement and related proxy materials and the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019 are being mailed and made available on the internet at https://www.icommaterials.com/CBAI. If a shareholder executes and returns the enclosed proxy card or submits a proxy by telephone or via the internet, the shareholder may nevertheless revoke his, her or its proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of revocation to the Company’s Corporate Secretary before the Annual Meeting, by submitting another proxy that is properly signed and bearing a later date or by following the procedures specified procedures for submitting a proxy by telephone or via the internet prior to 11:59 p.m., Eastern Time on May 27, 2020, in accordance with the instructions on the enclosed proxy card. A shareholder who attends the Annual Meeting in person may revoke his, her or its proxy at that time by voting his, her or its shares in person if so desired. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

Admission to the Annual Meeting will be by admission ticket only. If you are a shareholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued photo identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting. Only shareholders of record are entitled to vote at the Annual Meeting. If your shares are held through a bank, broker or other nominee, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the internet and if no indication is made, each such proxy will be deemed to grant authority to vote FOR each of the following proposals:

Proposal 1: To approve the election of David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow as directors of the Company (the “Director Election Proposal”).

Proposal 2: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Dissolution”, and such proposal, the “Dissolution Proposal”).

Proposal 3: To ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2020 (the “Ratification Proposal”).

Proposal 4: To approve (on an advisory basis) the Company’s executive compensation (the “Say-on-Pay Proposal”).

Proposal 5: To grant discretionary authority to the Board to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution (such proposal, the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS IN THE PROXY STATEMENT AND “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

   Table of Contents
INTRODUCTION	1
SUMMARY TERM SHEET	1
Background	1
Purposes of the Annual Meeting	1
Recommendations of the Board	2
Record Date, Quorum and Voting	2
Reasons for the Proposed Dissolution and Liquidation	2
Conduct of the Company Following the Approval of the Plan of Dissolution	3
Amount and Timing of Expected Liquidating Distributions to Shareholders	3
Sale of the Company’s Remaining Assets	4
Contingent Liabilities; Reserves	4
Interests of Certain Persons in the Dissolution	4
Certain Material U.S. Federal Income Tax Consequences	5
FORWARD-LOOKING STATEMENTS	6
CAUTIONARY STATEMENT	6
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	6
Annual Meeting and Voting	7
General	13
RISK FACTORS	14
THE ANNUAL MEETING	17
Purpose	17
Record Date; Shareholders Entitled to Vote	17
Quorum; Required Votes	17
Broker Non-Votes and Abstentions	17
Recommendations of the Board	17
Solicitation of Proxies and Voting Procedures	18
Voting by, and Revocability of, Proxies	18
Attendance	19
Householding of Proxy Materials	19
Other Business	19
Adjournments and Postponements	19
Questions and Additional Information	19
Availability of Documents	19
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	20
Involvement In Certain Legal Proceedings	21
Role of the Board of Directors’ Committees	21
Audit Committee Report	21
Board Diversity	22
Selection of Nominees for the Board of Directors	22
Board Leadership	23
Risk Oversight	23
Determinations of Director Independence	23
Board of Directors Meetings During Fiscal Year 2019	23
Policy Regarding Attendance at Annual Meeting of Shareholders	23
Communication with the Board of Directors	23
Code of Business Conduct and Ethics and Senior Code	23
Certain Relationships and Related Transactions	23
Compensation of Directors	24
Compensation Committee Interlocks and Insider Participation	24
Executive Compensation	24
Outstanding Equity Awards at Fiscal Year End	25
PROPOSAL 1: ELECTION OF DIRECTORS	26

PROPOSAL 2: APPROVAL OF PLAN OF DISSOLUTION	27
About the Company	27
Background of the Proposed Dissolution	27
Reasons for the Plan of Dissolution	27
Timing and Effect of Dissolution and Business Activities During Dissolution	29
Summary of the Plan of Dissolution	29
Amount and Timing of Estimated Liquidating Distributions to Shareholders	30
Sale of the Company’s Remaining Assets	31
Contingent Liabilities; Reserves	31
Amendment, Modification or Abandonment	32
Complete Dissolution	32
Dissolution Completion Date	32
Officers and Directors Following the Effective Date of the Dissolution	32
Interests of Certain Persons in the Dissolution	32
Indemnification and Insurance	33
Certain Material U.S. Federal Income Tax Consequences	33
Accounting Treatment	37
Absence of Appraisal Rights	37
Required Vote	37
Recommendation of the Board	37
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
Principal Accounting Fees and Services	38
PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	39
PROPOSAL 5: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	41
Compliance with Section 16(a) of the Exchange Act	41
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	42
GENERAL	42
Cost of Solicitation	42
Other Matters	42
SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	42
SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING	42
WHERE YOU CAN FIND ADDITIONAL INFORMATION	43
APPENDIX A—PLAN OF DISSOLUTION	A-1

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies from the holders of shares of the issued and outstanding common stock (“Common Stock”) of the Company to be voted at the Annual Meeting of shareholders to be held on May 28, 2020, at 11:00 a.m. Eastern Time, at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432.

The enclosed proxy is solicited by the Board.  These proxy materials have been prepared for the Board by the Company’s management.  This Proxy Statement and the proxy card are first being mailed to the holders of Common Stock entitled to vote at the Annual Meeting (“Shareholders”) on or about [·], 2020.

The mailing address of the Company’s principal executive office is 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169.

The terms “we,” ”our,” “us” or “CBA” refer to the Company and its subsidiaries.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of the Company under Florida law and the Annual Meeting, and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with this proxy statement.

Background (Page 17)

The Company was formed on October 12, 1999 and is headquartered in Las Vegas, Nevada. Prior to the Company’s sale of substantially all of its operating assets (such sale, the “Transaction”) to California Cryobank Stem Cell Services LLC, a California limited liability company, pursuant to that certain Asset Purchase Agreement dated as of February 6, 2018 (the “Asset Purchase Agreement”), the Company, with its subsidiaries, specialized in providing private cord blood and cord tissue stem cell services and procuring birth tissue for organizations utilizing the tissue in the transplantation and/or research of therapeutic products. The Common Stock is currently trading on the OTC Bulletin Board under the symbol “CBAI”.

At a special meeting of the Shareholders held on May 14, 2018, approximately 98.06% of the shares that were voted, representing 52.42% of the Common Stock, approved the Transaction, which constituted a sale of substantially all of the Company’s assets. The Company successfully completed the Transaction on May 17, 2018. The Board now seeks, as a next step in its efforts to maximize value for shareholders and any other relevant constituents, to effect the Company’s dissolution, including the monetization of the Company’s remaining holdings and other assets, and to make a distribution of the proceeds of the Transaction. In furtherance of these efforts, the Board is presenting the Plan of Dissolution for approval by the Shareholders. The Plan of Dissolution was approved by the Board on February 11, 2020. The Board also recommended that the Shareholders approve the Plan of Dissolution. Florida law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its shareholders.

Purposes of the Annual Meeting (Page 17)

The 2020 Annual Meeting will be held at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432 on May 28, 2020, at 11:00 a.m. Eastern Time, to consider and vote on the following proposals:

Proposal 1: To approve the election of David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow as directors of the Company.

Proposal 2: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A.

Proposal 3: To ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4: To approve (on an advisory basis) the Company’s executive compensation.

Proposal 5: To grant discretionary authority to the Board to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution.

In addition, at the Annual Meeting, you will be asked to consider and vote upon proposals to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting by or at the direction of the Board.

Recommendations of the Board (Page 17)

On March 19, 2020, the Board recommended that the Shareholders vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Dissolution Proposal, “FOR” the Ratification Proposal, “FOR” the Say-on-Pay Proposal and “FOR” the Adjournment Proposal.

Record Date, Quorum and Voting (Page 17)

The record date for determining the Shareholders entitled to receive notice of and vote at the Annual Meeting is the close of business on April 17, 2020. If you own shares of Common Stock as of the close of business on such record date, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were [1,272,066,146] shares of Common Stock issued and outstanding.

The presence in person or by proxy of Shareholders holding a majority of the issued and outstanding shares of our Common Stock entitled to vote will constitute a quorum for the transaction of all business at the Annual Meeting. A Shareholder voting for the election of directors may withhold authority to vote for all nominees for director or may withhold authority to vote for certain nominees for director. A Shareholder may vote for, vote against or abstain from voting on the Ratification Proposal, the Dissolution Proposal, the Say-on-Pay Proposal and the Adjournment Proposal. We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

Approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting. Failure to vote, by proxy or in person, or failure to instruct your broker, bank or nominee how to vote shares of Common Stock held in street name, will have the same effect as a vote “AGAINST” the Dissolution. Under the Director Election Proposal, the four nominees for director receiving the highest number of affirmative votes shall be elected as directors. The Ratification Proposal and the Adjournment Proposal will be approved if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. The Say-on-Pay Proposal will be approved on a non-binding, advisory basis, if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.

Reasons for the Proposed Dissolution and Liquidation (Page 27)

The Board believes that the voluntary dissolution of the Company is in the Company’s best interests and the best interests of Shareholders. In connection with and leading up to the entering into and consummation of the Transaction, the Board considered at length, with the assistance of legal and financial advisors, potential strategic alternatives available to the Company, and elected to pursue the Transaction, which was approved by Shareholders, and a subsequent wind-down of the Company. After the consummation of the Transaction, in making its determination to approve the Plan of Dissolution, the Board considered, in addition to other pertinent factors, the fact that the Company currently has no significant remaining business operations or business prospects, the fact that the Company will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue, and the fact that the Company has conducted an evaluation to identify remaining strategic alternatives involving the Company as a whole that would have a reasonable likelihood of providing value to the Shareholders and any other relevant constituents in excess of the amount the Shareholders would receive in a liquidation. As a result of its evaluation, the Board concluded that no strategies other than the Dissolution would better maximize value for Shareholders and any other relevant constituents, and the Dissolution is the preferred strategy among the alternatives available to the Company and is in the best interests of its Shareholders and any other relevant constituents. Accordingly, the Board approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that the Shareholders approve the Dissolution Proposal.

If the Plan of Dissolution is approved by the Shareholders, the Company will file Articles of Dissolution with the Florida Secretary of State dissolving the Company. Pursuant to Florida law, the Company will continue to exist for a minimum of four years after its dissolution becomes effective solely for the purposes of prosecuting and defending suits against the Company and enabling the Company and its subsidiaries to close their business, to dispose of their property, and discharge their liabilities and distribute to Shareholders any remaining assets. The proportionate interests of all of Shareholders will be fixed on the basis of their respective stock holdings at the close of business on the date the Articles of Dissolution are filed with the Florida Secretary of State as determined by the Board, which date is referred to herein as the “Final Record Date”. The Company intends to discontinue recording transfers of shares of the Common Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the Company’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by the Company will be made solely to the Shareholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the Company’s books as a result of any assignments by will, intestate succession or operation of law. Currently, the Company’s Amended and Restated Articles of Incorporation and its Tax Benefits Preservation Plan limit direct or indirect transfers of the Company’s Common Stock to the extent such transfers could affect the percentage of stock that is treated as being owned by a holder of our Common Stock that is in excess of 4.99% of the Company’s outstanding Common Stock.

Conduct of the Company Following the Approval of the Plan of Dissolution (Page 30)

If the Plan of Dissolution is approved by the requisite vote of Shareholders, the steps set forth below, among others, may be completed at such times as the Board or, in accordance with Florida law, deems necessary, appropriate or advisable in the Company’s best interests and the best interests of its Shareholders and any other relevant constituents:

●
the filing of Articles of Dissolution with the Florida Secretary of State;

●
the cessation of all of the Company’s business activities except those relating to winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits by or against the Company;

●
the collection, sale, exchange or other disposition of all or substantially all of the Company’s non-cash property and assets, if any, in one transaction or in several transactions;

●
the defense, resolution and/or settlement of any litigation against the Company, as well as any potential claims for indemnification in connection with sale of the Company’s assets, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

●
the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to the Company;

●
the making of such provision as will be reasonably likely to be sufficient to satisfy any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party;

●
the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or become known to the Company after the date of dissolution;

●
the setting aside of a reserve consisting of cash and/or property to satisfy such known and unknown claims and contingent obligations;

●
the payment of any liquidating distributions to Shareholders of record, determined as of the Final Record Date;

●
the pro rata distribution to Shareholders, or the transfer to one or more liquidating trustees for the benefit of the Shareholders under a liquidating trust, of the remaining assets of the Company after payment or provision for payment of claims against and obligations of the Company; and

●
the taking of any and all other actions permitted or required by Florida law and any other applicable laws and regulations.

The Board may, to the full extent permitted by law, amend the Plan of Dissolution without further shareholder approval if it determines that such amendment is in the best interests of Shareholders. In addition, if the Board determines that the Dissolution is not in the Company’s best interests or the best interests of its Shareholders, the Board may direct that the Plan of Dissolution be abandoned, either before or after Shareholder approval.

Amount and Timing of Expected Liquidating Distributions to Shareholders (Page 30)

The Company cannot predict with certainty the amount of any liquidating distributions to its Shareholders. However, if the Shareholders approve the Plan of Dissolution, the Board currently intends to make an initial distribution of at least $0.0048 per share of Common Stock as promptly as reasonably possible thereafter. Based on the information currently available to it, the Company is unable to estimate the aggregate amount which will ultimately be distributed to its Shareholders. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether the Company becomes subject to any additional liabilities or claims, including potential claims for indemnification relating to sales of the Company’s assets, whether the Company incurs unexpected or greater than expected losses with respect to contingent liabilities, the extent to which the Company is able to monetize any remaining non-cash assets and any future amounts received by the Company in connection with, among other things, all future amounts received by the Company, including the amount of Transaction purchase price proceeds which may be released from escrow upon the termination of the Transaction escrow, which is expected to be in May 2020, less any applicable taxes (collectively, the “Potential Additional Proceeds”). While no claims have been made against the $3 million Transaction escrow to date, the Company cannot currently predict whether any claims will be made against the escrow prior to its termination or the amount of funds that will ultimately be released to the Company from escrow.

Sale of the Company’s Remaining Assets (Page 31)

The Plan of Dissolution contemplates the potential for sale of all of the Company’s remaining non-cash assets without further shareholder approval. Shareholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms as are approved by the Board in its sole discretion.

The Company holds relatively minimal non-cash assets. The prices and times at which the Company will be able to sell its remaining assets will depend largely on factors beyond the Company’s control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the Company’s assets, market perceptions and limitations on transferability of certain assets. In addition, the Company may be unable to sell certain of its remaining non-cash assets at all, in which case Shareholders will be unable to realize any value for these assets.

Contingent Liabilities; Reserves (Page 31)

In connection with the Company’s dissolution, the Company is required by Florida law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the effective date of the filing of the Articles of Dissolution with the Florida Secretary of State, the Company will pay all expenses and other known liabilities and maintain a reserve, consisting of cash or other assets, that the Company believes will be adequate for the satisfaction of all of its current contingent or conditional claims and liabilities. The Company may also take other steps to provide for the satisfaction of the reasonably estimated amount of such liabilities, including possibly seeking to acquire insurance coverage with respect to certain contingent liabilities. The Company currently estimates that it will maintain an initial cash reserve of approximately $2.2 million for unknown, contingent and/or conditional liabilities. In addition, the Company may use all or a portion of the net proceeds of any Potential Additional Proceeds it may receive in the future to satisfy any such liabilities. From time to time, the Company may distribute to its Shareholders on a pro rata basis any portions of the reserve that the Company deems to no longer be required. In the event the Company fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the Shareholders under the Plan of Dissolution, creditors of the Company may be able to pursue claims against the Company’s Shareholders directly to an extent they have claims co-extensive with such Shareholders’ receipt of liquidating distributions. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—If the Company fails to create an adequate reserve for payment of its expenses and liabilities, each Shareholder receiving liquidating distributions could be held liable for payment to the Company’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such Shareholder in connection with the Dissolution.”

Interests of Certain Persons in the Dissolution (Page 32)

Three of the Company’s directors, David Sandberg, Adrian Pertierra and Anthony Snow (who is also the Company’s President), are employed by Red Oak Partners, LLC, which is the general partner of The Red Oak Fund, LP and The Red Oak Long Fund, LP (collectively, the “Fund Shareholders”), which own 304,826,316 and 76,226,316 shares of the Common Stock, respectively, or approximately 30.0% of the Company’s issued and outstanding Common Stock in the aggregate. Red Oak Partners, LLC has shared voting power and shared dispositive power over the shares of the Company held by the Fund Shareholders and David Sandberg, Adrian Pertierra and Anthony Snow. In addition, the Company’s independent director, Timothy McGrath owns 90,669 shares of Common Stock. The aggregate estimated value of the shares of Common Stock held by the Company’s officers and directors as of [·], 2020 (based on the closing price of the Common Stock on such date) is set forth under the Section titled “Interests of Certain Persons in the Dissolution” set forth on page 32. The Company’s executive officers and directors who own shares of Common Stock will be entitled to receive, on the same terms and conditions as other Shareholders, the same distributions and other benefits that the Company’s Shareholders would receive when the Company makes liquidating distributions to Shareholders of record.

Certain Material U.S. Federal Income Tax Consequences (Page 33)

Assuming the Plan of Dissolution is approved by the Shareholders, the Shareholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the Shareholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the Shareholder or to which the distributed property is subject, and (ii) the Shareholder’s adjusted tax basis in the shares of Common Stock. If a Shareholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the Shareholder’s adjusted tax basis in their shares, or block of shares, of Common Stock before recognizing any gain or loss. If the Company makes more than one liquidating distribution, a Shareholder will recognize gain to the extent the aggregate liquidating distributions allocated to a share, or block of shares, of Common Stock exceed the Shareholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from the Company has been received, and then only if the aggregate value of all liquidating distributions with respect to a share or block of shares is less than the Shareholder’s tax basis for that share or block of shares. Gain or loss recognized by a Shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. If the Company distributes any property other than cash in a liquidating distribution to its Shareholders, the Company will recognize gain or loss as if such property were sold to the Shareholders at its fair market value.

If the Company transfers assets to a liquidating trust or trusts for the benefit of the Shareholders, the Company intends to treat the liquidating trust or trusts as a grantor trust of the Shareholders. The Shareholders will be treated for U.S. federal income tax purposes as having received a distribution at the time the Company transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. This constructive distribution will be treated as a distribution in liquidating of the Shareholder’s shares of Common Stock with the same U.S. federal income tax consequences of multiple distributions described above.

If the Plan of Dissolution is not approved, any distributions will be treated as a non-liquidating distribution for U.S. federal income tax purposes, taxable as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Shareholders are urged to carefully review this description and to consult their own tax advisors as to the specific tax consequences of any distributions made to them and of the Company’s dissolution and liquidation pursuant to the Plan of Dissolution.

FORWARD-LOOKING STATEMENTS

This Proxy Statement, including the “Summary Term Sheet” above, contains forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding the approval of matters to be presented to the Shareholders at the Annual Meeting, the timing of the Annual Meeting, the proposed Dissolution, the liabilities of the Company, the net proceeds anticipated to be available for distribution to the Shareholders, and the distribution of funds to Shareholders, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs.

For this purpose, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements.  When used in this Proxy Statement and in documents incorporated by reference herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.

Risks include, but are not limited to:

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The timing and amount of distributions to Shareholders cannot be predicted with certainty;

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Any estimate of the amount available for distribution to Shareholders could be reduced if the Company’s expectations regarding operating expenses, employee retention, costs of satisfying or discharging liabilities costs are inaccurate;

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Any estimate of the amount available for distribution to Shareholders is based on a number of assumptions, including with respect to administrative and professional expenses incurred in connection with the Dissolution, some or all of which may be inaccurate;

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Any delay in effecting the Dissolution may decrease the funds available for distribution, because the Company will continue to be subject to ongoing operating expenses;

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The Company may face lawsuits or other claims and it may take time and Company resources to defend or settle any such lawsuits or claims;

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Our directors and executive officers may have interests that are different from, or in addition to, those of Shareholders generally;

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We will continue to incur the expenses of complying with public company reporting requirements; and

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The other risks set forth in the discussion of risk factors herein (see “Risk Factors” below).

Shareholders are urged to consider these risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.  The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.  The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company or the Dissolution.

Additional factors that may affect our future results are set forth in the filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2019, which is available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

CAUTIONARY STATEMENT

Unless otherwise stated, the information contained in this Proxy Statement, including the “Summary Term Sheet” above, is given as of [·], 2020.  No person has been authorized to give information or to make any representations in connection with matters to be considered at the Meeting other than those contained in this Proxy Statement and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the matters to be considered at the Annual Meeting or be considered to have been authorized by the Company, or its directors or officers.

Shareholders should not construe the contents of this Proxy Statement as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters in connection with the Annual Meeting, distributions in connection with the proposed Dissolution and the other matters set forth in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a Shareholder, may have regarding the proposals contained in this Proxy Statement and brief answers to those questions.  It constitutes on a summary of certain information in this Proxy Statement and we urge you to read carefully this entire Proxy Statement (including supplemental materials, if any), and the Appendix hereto, and the documents referred to or incorporated by reference in this Proxy Statement, because the information in this section does not provide all of the information that may be important to a Shareholder with respect to the matters set forth in this Proxy Statement.

Annual Meeting and Voting

Q. When and where is the Annual Meeting going to be held?

A. The Annual Meeting will be held at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432 on May 28, 2020, at 11:00 a.m. Eastern Time.

Q. What is the purpose of the Annual Meeting?

A. At the Annual Meeting, Shareholders will vote on the matters described in the accompanying Notice of Annual Meeting and this proxy statement. The only matters expected to be voted upon at the Annual Meeting are the Director Election Proposal, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal and the Adjournment Proposal.

Q. Which Shareholders may vote?

A. The Board has fixed the close of business on April 17, 2020 as the record date for determining the Shareholders who are entitled to receive notice of the Annual Meeting, and to vote their shares at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only Shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Each share of Common Stock is entitled to one vote. At the close of business on the record date, the Company had issued and outstanding [1,272,066,146] shares of Common Stock.

Q. What am I being asked to vote on?

A. The Board is asking Shareholders of record at the close of business on April 17, 2020, the record date for the Annual Meeting, to consider and vote upon the Director Election Proposal, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal and the Adjournment Proposal. The Board currently knows of no other business that will be presented for consideration at the Annual Meeting. In the event any matters other than those referred to in the accompanying Notice of Annual Meeting and this proxy statement should properly come before and be considered at the Annual Meeting, it is intended that proxies in the form the Company provides to its Shareholders will be voted thereon in accordance with the discretion of the person or persons voting such proxies.

Q. What are the recommendations of the Board for how I should vote my shares?

A. The Board unanimously recommends that you vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Dissolution Proposal, “FOR” the Ratification Proposal, “FOR” the Say-on-Pay Proposal and “FOR” the Adjournment Proposal.

Q. Why is the Say-on-Pay Proposal being included among the items to be considered at the Annual Meeting?

A. We have included the Say-on-Pay Proposal among the items to be considered at the Annual Meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. If the Dissolution Proposal is not approved, and the Company remains a going concern, the Company must remain in compliance with those requirements so long as its shares of Common Stock remain subject to the reporting requirements of the SEC. In 2015, pursuant to an advisory vote of the Shareholders, the Company adopted a frequency of every three years to hold an advisory vote on executive compensation, and the Company last held such an advisory vote in 2017.

Q. Why is the Company seeking a Shareholder vote on the Adjournment Proposal?

A. Adjourning the Annual Meeting to a later date will give the Board additional time to solicit proxies to vote in favor of approval of the Dissolution Proposal if there are not sufficient votes in favor of the proposal. Consequently, the Company is seeking your approval of the Adjournment Proposal to ensure that, if necessary, the Company will have enough time to solicit the required votes for approval of the Dissolution Proposal.

Q. Who can attend the Annual Meeting?

A. Only Shareholders of record as of the close of business on April 17, 2020, or their duly appointed proxies, may attend the Annual Meeting. Shareholders will be asked to present a valid government-issued picture identification, such as a driver’s license or passport. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy to the Annual Meeting, together with a valid government-issued picture identification and a copy of evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your Common Stock ownership as of April 17, 2020, the record date for the Annual Meeting. Cameras and video recording devices will not be permitted at the Annual Meeting. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by any Shareholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169, the Company’s principal place of business, and ending on the day prior to the Annual Meeting.

Q. Do I need an admission ticket to attend the Annual Meeting?

A. Admission to the Annual Meeting will be by admission ticket only. If you are a Shareholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued picture identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting. Shareholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. All persons attending the Annual Meeting must present a valid government-issued picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the Annual Meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at the Company’s discretion.

Q. How many votes must be present at the Annual Meeting to constitute a quorum?

A. Shareholders holding a majority of the issued and outstanding shares of the Common Stock entitled to vote as of the record date, April 17, 2020, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were [1,272,066,146] shares of Common Stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by Shareholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

Q. How many votes can be cast by all Shareholders?

A. [1,272,066,146] votes may be cast at the Annual Meeting. Each Shareholder is entitled to cast one vote for each share of Common Stock held by such shareholder as of the record date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

Q. What vote is needed for each of the proposals to be adopted?

A. Approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting. Failure to vote, by proxy or in person, or failure to instruct your broker, bank or nominee how to vote shares of Common Stock held in street name, will have the same effect as a vote “AGAINST” the Dissolution. Broker non-votes will have the effect of a vote against the Dissolution Proposal. Under the Director Election Proposal, the four nominees for director receiving the highest number of affirmative votes shall be elected as directors. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on the Director Election Proposal. The Ratification Proposal and the Adjournment Proposal will be approved if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. The Say-on-Pay Proposal will be approved on a non-binding, advisory basis, if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.  Abstentions will not be counted as votes cast “FOR” or “AGAINST” any of the Ratification Proposal, Say-on-Pay Proposal or the Adjournment Proposal. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to any of the Ratification Proposal, Say-on-Pay Proposal or the Adjournment Proposal. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting.

Q. What is a broker non-vote?

A. Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Banks, brokers and other nominees who hold shares of Common Stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, will have the effect of a vote against the Dissolution Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to any of the other proposals. The Company urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q. How can I vote?

A. You can vote in person or by valid proxy received by telephone, via the internet or by mail. If you are unable to attend the Annual Meeting, the Company urges you to submit a proxy by doing one of the following:

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Submit a proxy by telephone: You can submit a proxy for your shares by calling the toll-free number on your proxy card using a touch-tone telephone 24 hours a day. Easy to follow voice prompts enable you to submit a proxy for your shares and confirm that your voting instructions have been properly recorded. If your shares are held through a bank, broker or other nominee, please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy by telephone.

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Submit a proxy via the internet: You can also submit a proxy via the internet by following the instructions on your proxy card. The website address for internet proxy submission is indicated on your proxy card. Internet proxy submission is also available 24 hours per day. If your shares are held through a bank, broker or other nominee, please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy via the internet.

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Submit a proxy by mail: If you choose to submit a proxy by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before May 27, 2020.

The deadline for submitting a proxy by telephone or electronically via the internet is 11:59 p.m. Eastern Time on May 27, 2020.

Q. What does it mean if I receive more than one proxy?

A. If you receive more than one proxy, it means that you hold shares of Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail.

Q. Can I change my vote?

A. Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically via the internet prior to the deadline for submitting a proxy by telephone or via the internet), by sending a properly signed written notice of such revocation to the Company’s Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q. What if I vote for some but not all of the proposals?

A. Shares of Common Stock represented by proxies received by the Company (whether received through the return of the enclosed proxy card or received by telephone or via the internet) where the Shareholder has provided voting instructions with respect to the proposals described in this proxy statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Dissolution Proposal, “FOR” the Ratification Proposal, “FOR” the Say-on-Pay Proposal and “FOR” the Adjournment Proposal.

If your shares are held through a bank, broker or other nominee, and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not have discretion to direct the voting of your shares at the Annual Meeting and the votes represented by your shares will constitute broker non-votes. Banks, brokers and other nominees who hold shares of Common Stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, will have the effect of a vote against the Dissolution Proposal, will be entirely excluded from the vote and will have no effect on the Director Election Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to any of the Ratification Proposal, Say-on-Pay Proposal or the Adjournment Proposal. The Company urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q. Should I send in my stock certificates?

A. No. You should not forward your stock certificates unless and until you receive instructions to do so. As a condition to the receipt of any distribution to the Shareholders, the Company may, in its discretion, require Shareholders to (i) surrender their certificates evidencing their shares of Common Stock or (ii) furnish the Company with evidence satisfactory to it of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. If surrender of stock certificates will be required following the dissolution, the Company will send you written instructions regarding such surrender. Any distributions otherwise payable by the Company to its Shareholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such Shareholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

Q. Who will pay for the cost of this proxy solicitation?

A. The Company will pay the cost of soliciting proxies on behalf of the Board. The Company’s directors, officers and employees may solicit proxies on the Company’s behalf in person or by telephone, facsimile or electronically via the internet, as described above. The Company has engaged InvestorCom LLC (“InvestorCom”) to assist in the distribution of proxies. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with sending the Company’s proxy materials to beneficial owners of Common Stock as of the record date.

Q. Who will count and certify the vote?

A. Representatives of InvestorCom will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

Q. How can I access the proxy materials electronically?

A. Copies of the Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019, as well as other materials filed by the Company with the SEC, are available without charge to stockholders on the Company’s corporate website at www.cbafloridainc.com or upon written request to the Company at CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you submit a proxy by telephone or via the internet.

Proposed Dissolution and Liquidation

Q. Why is the Board of Directors recommending approval of the Plan of Dissolution?

A. As previously disclosed, the Company sold substantially all of its assets when the Transaction was consummated on May 17, 2018. Following the Transaction, the Company’s retains de minimis non-cash assets and the potential right to receive Potential Additional Proceeds. After due consideration, with the assistance of legal and financial advisors, of the potential strategic alternatives available to the Company after the consummation of the Transaction and of the costs and benefits of continuing its operations, including the substantial accounting, legal and other expenses associated with being a small publicly-traded company with no significant source of revenue, the Board has determined that the Dissolution is advisable and in the best interests of the Company and its Shareholders and any other relevant constituents. See “Reasons for the Proposed Dissolution and Liquidation.”

Q. What will happen if the Plan of Dissolution is approved?

A. If the Plan of Dissolution is approved, the Company plans to file Articles of Dissolution with the Florida Secretary of State, complete the liquidation of its remaining assets, satisfy its remaining obligations and make liquidating distributions to its Shareholders of available liquidation proceeds, if any. The Company may, at any time, turn its management over to a third party to complete the liquidation of its remaining assets and distribute the available liquidation proceeds, if any, to its Shareholders, pursuant to the Plan of Dissolution, which could include the formation of a liquidating trust or making an assignment for the benefit of creditors. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of the Company’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of the Company’s officers or a third party to act as trustee or trustees of such liquidating trust. See “Certain Material U.S. Federal Income Tax Consequences—Liquidating Trusts.”

Q. When will stockholders receive payment of liquidating distributions?

A. The Company intends to make liquidating distributions, if available, as permitted by Florida law, from time to time following the effective date of the filing of the Articles of Dissolution. However, the Company is unable to predict the precise amount or timing of any liquidating distributions. The timing and amount of liquidating distributions, if any, will depend upon the actual expenses incurred, the timing of the resolution of any matters for which the Company has established a reserve, the amount to be paid in satisfaction of such contingencies, and any other Potential Additional Proceeds received, as well as the Company’s ability to otherwise convert its remaining de minimis assets to cash. Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up the Company’s business, the Board intends to make any such distributions from time to time following the filing of the Articles of Dissolution.

Q. What is the total amount of the payments, if any, that Shareholders will receive?

A. The Company cannot predict with certainty the amount of any liquidating distributions to its Shareholders. However, if the Shareholders approve the Plan of Dissolution, the Board currently intends to make an initial distribution of at least $0.0048 per share of Common Stock as promptly as reasonably possible thereafter. Based on the information currently available to it, the Company is unable to estimate the aggregate amount which will ultimately be distributed to its Shareholders.

Distributions to Shareholders will depend on, among other things, the fact that, as of March 20, 2020, the Company had approximately $11,480,708 in cash, cash equivalents and marketable securities, existing obligations and other known expenses through [·], 2020, as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of the Company Following the Approval of the Plan of Dissolution—Liquidating Distributions.” The Company expects to receive additional cash in late May 2020 when a portion of the Transaction purchase price proceeds are anticipated to be released from escrow upon the termination of the Transaction escrow. While no claims have been made against the $3 million Transaction escrow to date, the Company cannot currently predict whether any claims will be made against the escrow prior to its termination or the amount of funds that will ultimately be released to the Company from escrow. The Company will pay all expenses (including operating and wind-down expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities (which the Company presently estimates to be between $0.15 million and $0.30 million for the period from May 28, 2020 through the Dissolution). The Company has used, and anticipates continuing to use, cash until the end of the four-year period following the effective date of the filing of the Articles of Dissolution for a number of items, including, but not limited to, the following:

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ongoing operating expenses;

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expenses, including retention amounts, incurred in connection with extending the Company’s directors’ and officers’ insurance coverage;

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expenses incurred in connection with the Dissolution;

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taxes imposed upon the Company and any of its assets;

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any severance and related costs; and

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professional, legal, consulting and accounting fees.

In addition, the Company expects to reserve approximately $2.2 million of cash for unknown, contingent and/or conditional liabilities.

You may receive more or less than the amounts estimated above, or you may not receive any additional liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if the Company realizes more Potential Additional Proceeds than expected as part of the liquidation process.

Many of the factors influencing the amount of cash distributed to the Shareholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses the Company incurs during the dissolution and wind-down process, the Company’s ability to successfully defend, resolve and/or settle any litigation matters that may arise, whether the Company becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of the Company’s assets, whether the Company incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the extent to which the Company is able to receive any other Potential Additional Proceeds. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount the Company currently estimates or that you otherwise expect to receive. See “Risk Factors.”

Q. When do you expect the dissolution process to be completed?

A. The Company is working toward an orderly wind down of its business and operations. Subject to Shareholder approval of the Plan of Dissolution, the Company currently expects to file Articles of Dissolution as soon as reasonably practicable following Shareholder approval of the Plan of Dissolution. Additionally, pursuant to Florida law, the Company’s corporate existence will continue for a period of four years following the effective date of the filing of the Articles of Dissolution (subject to extension if authorized by a court), or as may be required to resolve pending litigation matters, and the Company would not be permitted to carry on any business except that appropriate to wind down and liquidate its business and affairs.

Q. What happens if I sell my shares of Common Stock after the record date but before the Annual Meeting?

A. The record date for Shareholders entitled to vote at the Annual Meeting is earlier than both the date of the Annual Meeting and the completion of the Dissolution. If you transfer your shares of Common Stock after the record date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting but will transfer the right to receive any distributions that are anticipated pursuant to the Dissolution. Only shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive such distribution.

Q. Are there risks related to the Dissolution?

A. Yes. You should carefully review the section entitled “Risk Factors” beginning on page 14.

Q. Do any of the Company’s directors or executive officers have interests in the Dissolution that may differ from those of the Shareholders?

A. Yes. Our directors and executive officers have interests in the Dissolution that are different from, or in addition to, the interests of the Shareholders generally. See the section entitled “Interests of Certain Persons in the Dissolution” set forth on page 32. The members of the Board were aware of and considered these interests, among other matters, in evaluating and in recommending that the Shareholders vote to approve the Dissolution Proposal.

Q. What are the material U.S. federal income tax consequences of the Dissolution?

A. Assuming the Plan of Dissolution is approved, amounts received by Shareholders pursuant to the Plan of Dissolution will result in gain or loss for a Shareholder equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the Shareholder, less any known liabilities assumed by the Shareholder or to which the distributed property is subject, and (ii) the Shareholder’s adjusted tax basis in its shares of Common Stock. If a Shareholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the Shareholder’s adjusted tax basis in their shares, or block of shares, of Common Stock before recognizing any gain or loss. If the Company makes more than one liquidating distribution, a Shareholder will recognize gain to the extent the aggregate liquidating distributions from the Company allocated to a share, or block of shares, of the Common Stock exceed the Shareholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from the Company has been received, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the Shareholder’s tax basis for that share or block of shares. Gain or loss recognized by a Shareholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. If the Company distributes any property other than cash in a liquidating distribution to its Shareholders, the Company will recognize gain or loss as if such property were sold to the Shareholders at its fair market value. Accordingly, the Company may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its Shareholders.

If the Company distributes assets to a liquidating trust or trusts for the benefit of the Shareholders, the transfer of assets will be treated as distribution in liquidating of the Shareholder’s shares, or block of shares, of the Common Stock. If the Company has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to Shareholders. The Shareholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time the Company transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash and the fair market value of property other than cash transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of this constructive distribution to a Shareholder are the same as those of multiple distributions described above. The Shareholders will be treated as owners of the liquidating trust or trusts and must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Shareholders, however, will not be subject to tax when distributions are actually made by the liquidating trust. See “Certain Material U.S. Federal Income Tax Consequences.”

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each Shareholder. The Company recommends that each Shareholder consult its own tax advisor regarding the federal income tax consequences of any distribution made to them and of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Q. What will happen if the Plan of Dissolution is not approved?

A. If the Plan of Dissolution is not approved by the Shareholders, the Company will not file the Articles of Dissolution with the Florida Secretary of State. However, based on consideration at length by the Board and the Company’s management, with the assistance of legal and financial advisors and in connection with and leading up to the Transaction previously approved by the Shareholders, of other potential strategic alternatives available to the Company, the Board and management will continue to attempt to monetize the Company’s remaining assets, if any, and the Company will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue. It is possible that the Company would seek voluntary dissolution at a later time and potentially with diminished assets.

Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a Shareholder’s basis in shares of the Company’s common stock and thereafter as either long-term or short-term capital gain, depending on the Shareholder’s holding period for such shares of common stock.

General

Q. Do I have appraisal rights?

A. Under Florida law, you do not have appraisal rights in connection with any of the proposals.

Q. Who can help answer my questions?

A. If you have any additional questions about the Annual Meeting, the Director Election Proposal, the Dissolution, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact the Company or InvestorCom:

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CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169; or by phone at (702) 914-7293.

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InvestorCom LLC by phone at (877) 972-0090.

RISK FACTORS

This proxy statement contains forward-looking statements that involve risks and uncertainties. The Company’s results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of the Company’s control, including the risks faced described below and elsewhere in this proxy statement. See “Forward-Looking Statements” for more information.

There are many factors that Shareholders should consider when deciding whether to vote to approve the Plan of Dissolution, including the risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

The amounts distributed to Shareholders as liquidating distributions, if any, may be substantially less than the estimates set forth in this proxy statement.

At present, the Board cannot determine with certainty the amount of any liquidating distribution to the Shareholders. The amount of cash ultimately distributed to Shareholders in any additional liquidating distribution depends on, among other things, the amount of the Company’s liabilities, obligations and expenses and claims against the Company, and the amount of the reserves that the Company establishes during the liquidation process. The Company’s estimates of these amounts may be inaccurate. Factors that could impact the Company’s estimates include the following:

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if any of the Company’s estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

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if any of the Company’s estimates regarding the expected costs associated with defending, resolving or settling any litigation matters or claims for indemnification, as reflected in reserves which the Company has established, are inaccurate;

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if other litigation is brought against the Company or its directors and officers;

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if unforeseen claims are asserted against the Company , the Company will have to defend or resolve such claims or establish a reasonable reserve before making distributions to its Shareholders;

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if the net proceeds received by the Company for its non-cash property and assets, if any, or any other Potential Additional Proceeds received, are significantly lower than the Company’s estimates;

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if any of the Company’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required, estimated tax payments owed and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate; and

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if the Company is unable to obtain relief from certain reporting requirements under the Exchange Act, the Company will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount distributed to Shareholders may be substantially less than the amount the Company currently estimates.

In addition, under Florida law, claims and demands may be asserted against the Company at any time during the four years following the effective date of the filing of the Articles of Dissolution. Accordingly, the Board may obtain and maintain insurance coverage for such potential claims. As discussed above, the Board also expects to reserve approximately $2.2 million of cash for unknown, contingent and/or conditional liabilities, and may also set aside additional amounts of cash (including all or a portion of the net proceeds of any sale of any remaining assets and any other Potential Additional Proceeds) or other assets as a reserve to satisfy claims against and obligations of the Company that may arise during the four-year period following the effective date of the filing of the Articles of Dissolution. As a result of these factors, the Company may retain for distribution at a later date some or all of the estimated amounts that it expects to distribute to Shareholders.

The Company may not be able to settle all of its obligations, which may delay or reduce additional liquidating distributions to Shareholders.

The Company has current and future obligations to third parties, some of which are contingent. The Company’s estimated remaining distributions to its Shareholders take into account all of the Company’s known liabilities and certain possible contingent liabilities and the Board’s best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-down process, the Company intends to discharge all of its obligations to third parties. The Company cannot assure you that unknown liabilities that that have not been accounted for will not arise, that the Company will be able to settle all of its liabilities or that the Company’s liabilities can be settled for the amounts the Company has estimated for purposes of calculating the range of distribution to its Shareholders. If the Company is unable to reach an agreement with a third party relating to a liability, that a third party may bring a lawsuit against the Company. Amounts required to settle liabilities or to defend, resolve or settle lawsuits in excess of the amounts estimated will reduce the amount of net proceeds available for distribution to Shareholders.

The Company may not receive some or all of certain cash inflows it currently expects to receive during the identified time frame, or the actual amounts the Company receives in connection therewith may be substantially less than the Company currently expects, which may delay or reduce additional liquidating distributions to Shareholders.

The Company’s current estimates of the amounts it will have available to fund the reserve for payment of its expenses and liabilities during the four-year period following the effective date of the filing of the Articles of Dissolution and the amounts it will have available for liquidating distributions to its Shareholders are based on, among other things, certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of the Company Following the Approval of the Plan of Dissolution—Liquidating Distributions.” If the Potential Additional Proceeds actually received are significantly lower than the Company’s estimates, or if the Company does not receive the Potential Additional Proceeds during the identified time frame, the amount distributed to the Shareholders may be substantially less than the amount the Company currently estimates.

The Board may abandon or delay implementation of the Plan of Dissolution even if approved by Shareholders.

Even if Shareholders approve the Plan of Dissolution, the Board has reserved the right, in its discretion, to the extent permitted by Florida law, to abandon or delay implementation of the Plan of Dissolution if such action is determined to be in the best interests of the Company and its Shareholders, in order, for example, to permit the Company to pursue strategic alternatives. Any such decision to abandon or delay implementation of the Plan of Dissolution may result in the Company incurring additional operating costs and liabilities, which could reduce the amount available for liquidating distributions to Shareholders. Additionally, if Shareholders approve the Plan of Dissolution, the Company may, subject to approval by the Board but without further Shareholder approval, make an assignment for benefit of its creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law, as further described below.

The payment of liquidating distributions, if any, to the Shareholders could be delayed.

Although the Board has not established a firm timetable for liquidating distributions to Shareholders, the Board intends, subject to contingencies inherent in winding down the Company’s business, to make liquidating distributions, from time to time following the filing of the Articles of Dissolution in light of when creditor claims and contingent liabilities are paid or settled. If the Shareholders approve the Plan of Dissolution, the Board currently intends to make an initial distribution of at least $0.0048 per share of Common Stock as promptly as reasonably possible thereafter. However, the Company is currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, the outcome of any settlements of obligations to third parties, including any potential claims for indemnification in connection with sales of the Company’s assets. Additionally, a creditor could seek an injunction against the making of such distributions to Shareholders on the basis that the amounts to be distributed were needed to provide for the payment of the Company’s liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to Shareholders.

The Company will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, will continue to be incurred as the Company winds down. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to Shareholders.

If the Company fails to create an adequate reserve for payment of its expenses and liabilities, each Shareholder receiving liquidating distributions could be held liable for payment to the Company’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such shareholder in connection with the Dissolution.

If the Plan of Dissolution is approved by Shareholders, the Company expects to file Articles of Dissolution with the Florida Secretary of State dissolving the Company. Pursuant to Florida law, the Company will continue to exist for four years after its dissolution or for such longer period as a Florida court shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against the Company and enabling the Company to gradually close its business, dispose of its property, discharge its liabilities and to distribute to its Shareholders any remaining assets. In the event the Company fails to create during this four-year period an adequate reserve for payment of its expenses and liabilities (and, after accounting for its receipt of any other Potential Additional Proceeds, otherwise does not have sufficient assets for payment of its expenses and liabilities), creditors of the Company may be able to pursue claims against Shareholders directly to an extent they have claims co-extensive with such Shareholders’ receipt of liquidating distributions. Although the liability of any Shareholder is limited to the amounts previously received by such Shareholder from the Company (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a Shareholder could be required to return all liquidating distributions previously made to such Shareholder and receive nothing from the Company under the Plan of Dissolution. Moreover, in the event a Shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a Shareholder incurring a net tax cost if the Shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by the Company will be adequate to satisfy all such expenses and liabilities.

Further Shareholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of the Company’s remaining non-cash assets, if any, as contemplated in the Plan of Dissolution.

The approval of the Plan of Dissolution by the Shareholders will also authorize, without further Shareholder approval, the Board to take such actions as they deem necessary, appropriate or desirable to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, the Company may dispose of its remaining non-cash assets, if any, without further Shareholder approval.

The Company will continue to bear the expense of being a public reporting company despite having no significant source of revenue.

The Company’s Common Stock is currently registered under the Exchange Act, which requires that the Company, and its officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. The Company anticipates that, even if its Shareholders approve the Plan of Dissolution, the Company will be required to continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue.

Although the Board will be responsible for overseeing the Plan of Dissolution, the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Florida law, a company’s board of directors retains ultimate decision-making authority following a company’s dissolution, and therefore the Board would initially be responsible for overseeing the Plan of Dissolution. However, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the Dissolution, or, under Florida law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the Dissolution.

Interests of the Shareholders in the Company after the Final Record Date, and interests of Shareholders in any liquidating trust the Company may establish pursuant to the Plan of Dissolution, may not be assignable or transferable.

The Company intends to discontinue recording transfers of shares of its Common Stock on the Final Record Date, and thereafter certificates representing shares of the Common Stock will not be assignable or transferable on the Company’s books except by will, intestate succession or operation of law. In addition, if the Company were to establish a liquidating trust, the interests of its Shareholders in such liquidating trust would similarly not be assignable or transferable except by will, intestate succession or operation of law, which could adversely affect its Shareholders’ ability to realize the value of such interests. Furthermore, given that the Company’s Shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the Shareholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

The Company may be subject to U.S. federal income tax on the distribution of any property other than cash.

If the Company distributes any property other than cash in a liquidating distribution to its Shareholders, the Company will recognize gain or loss as if such property were sold to the Shareholders at its fair market value. Accordingly, the Company may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its Shareholders. The Internal Revenue Service (the “IRS”) may challenge the Company’s valuation of any distributed property (if any). As a result of such a challenge, the amount of gain or loss recognized by the Company and its Shareholders on the property distribution might change.

If the Shareholders do not approve the Plan of Dissolution, they may be subject to less favorable tax consequences on the receipt of distributions.

Any distribution to Shareholders will be treated as a non-liquidating distribution for U.S. federal income tax purposes if Shareholders do not approve the Plan of Dissolution. Non-liquidating distributions would be taxable as dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits and may subject to tax at rates that are higher than those applicable to liquidating distributions. Furthermore, Shareholders would not be able to reduce their adjusted tax basis in their shares of Common Stock prior to recognizing non-liquidating distributions in income for U.S. federal income tax purposes.

In addition, foreign stockholders receiving non-liquidating distributions treated as dividends for U.S. federal income tax purposes may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty.

The tax treatment of any liquidating distributions may vary from Shareholder to Shareholder, and the discussions in this Proxy Statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

The Company has not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or Shareholder level, thus reducing the benefit to Shareholders and the Company from the liquidation and distributions. Tax considerations applicable to particular Shareholders may vary with and be contingent upon such Shareholder’s individual circumstances.

THE ANNUAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting of the Shareholders to be held on May 28, 2020, at 11:00 a.m., Eastern Time, or at any adjournments or postponements thereof. The Annual Meeting will be held at 95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432. If you need directions to the location of the Annual Meeting in order to attend the Annual Meeting and vote in person, please contact the Company’s Corporate Secretary, Anthony Snow, at (702) 914-7293.

Purpose

The Annual Meeting is being held to request that Shareholders consider and vote upon the Director Election Proposal, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal and the Adjournment Proposal, each as described in this proxy statement. Shareholders must approve the Plan of Dissolution pursuant to the Dissolution Proposal in order for the Dissolution to occur. If Shareholders fail to approve the Dissolution Proposal, the Dissolution will not occur. A copy of the Plan of Dissolution is attached to this proxy statement at Appendix A and is incorporated herein by reference in its entirety.

The Company does not expect a vote to be taken on any other matters at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting proxy holders will vote thereon in accordance with their discretion.

Record Date; Shareholders Entitled to Vote

The Board has specified the close of business on April 17, 2020 as the record date for purpose of determining the Shareholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. Only the Shareholders of record on the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were [1,272,066,146] shares of the Common Stock issued and outstanding and entitled to notice of and to vote at the Annual Meeting. Each share of the Common Stock entitles its holder to one vote on all matters properly coming before the Annual Meeting.

Quorum; Required Votes

The Annual Meeting will be held only if a quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote, is represented in person or by proxy. At the close of business on April 17, 2020, the record date for the Annual Meeting, [1,272,066,146] shares of Common Stock were outstanding and eligible to vote at the Annual Meeting, meaning that [636,033,074] shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to have a quorum.

Approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting. Under the Director Election Proposal, the four nominees for director receiving the highest number of affirmative votes shall be elected as directors. The Ratification Proposal and the Adjournment Proposal will be approved if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. The Say-on-Pay Proposal will be approved on a non-binding, advisory basis, if a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.

Broker Non-Votes and Abstentions

For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions from voting on the Dissolution Proposal will have the same effect as a vote “AGAINST” the Dissolution. Abstentions from voting will be entirely excluded from the vote and will have no effect on the Director Election Proposal. Abstentions will not be counted as votes cast “FOR” or “AGAINST” any of the Ratification Proposal, Say-on-Pay Proposal or the Adjournment Proposal.

Banks, brokers and other nominees who hold shares of the Company’s Common Stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a so-called “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will have the effect of a vote against the Dissolution Proposal. Because directors are elected by plurality, broker non-votes will be entirely excluded from the vote and will have no effect on the Director Election Proposal. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to any of the Ratification Proposal, Say-on-Pay Proposal or the Adjournment Proposal.

Recommendations of the Board

The Board has unanimously approved and adopted the Plan of Dissolution and determined that the Dissolution and the other agreements and transactions contemplated by the Plan of Dissolution are advisable and in the Company’s and the Shareholders’ best interests. The Board unanimously recommends that you vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Dissolution Proposal, “FOR” the Ratification Proposal, “FOR” the Say-on-Pay Proposal and “FOR” the Adjournment Proposal. For a description of the factors considered by the Board in making its determinations with respect to the Dissolution Proposal, see “Recommendation of the Company’s Board of Directors.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS IN THE PROXY STATEMENT AND “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Solicitation of Proxies and Voting Procedures

Your shares may be voted at the Annual Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit a proxy to ensure that your shares will be represented. If you hold shares in your own name as of the close of business on April 17, 2020, the record date for the Annual Meeting, you have three ways to vote and submit your proxy prior to the Annual Meeting:

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Via internet—the Company encourages you to submit your proxy over the internet at https://www.icommaterials.com/CBAI ;

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Via telephone—You may submit your proxy by calling (877) 972-0090; or

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Via mail—If you elected to receive your proxy materials by mail, you may submit a proxy by completing, signing and returning the proxy card that was sent to you.

If you are submitting a proxy over the internet or by telephone, you will need to use the control number provided with your proxy materials. Proxies submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time on May 27, 2020. If you hold your shares through an account with a bank or a broker, please follow the directions provided to you by your bank or broker; your ability to submit a proxy via the internet or by telephone depends on the voting procedures of your bank or broker.

If you want to vote in person at the Annual Meeting, you must retain the top portion of your proxy card as your admission ticket and bring a valid government-issued picture identification with you to the Annual Meeting. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy as your admission ticket to the Annual Meeting, together with a valid government-issued picture identification and evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your Common Stock ownership as of April 17, 2020, the record date for the Annual Meeting.

This proxy solicitation is being made and paid for by the Company on behalf of the Board. The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by the Company. The Company has retained InvestorCom to assist in the distribution of proxies for a nominal fee, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation. Proxies may be solicited by mail, in person, by telephone, over the internet or by other electronic means. The Company will also request brokers and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of the Common Stock that the brokers and fiduciaries hold of record and will reimburse such brokers and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Voting by, and Revocability of, Proxies

If you submit a proxy via the internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the Annual Meeting as you indicate. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Dissolution Proposal, “FOR” the Ratification Proposal, “FOR” the Say-on-Pay Proposal and “FOR” the Adjournment Proposal. If you hold your shares through an account with a bank or a broker, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you fail to correctly follow the instructions or your broker, bank or other nominee your shares may not be voted. See “Broker Non-Votes and Abstentions” for additional information.

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Company’s Corporate Secretary before the Annual Meeting, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to the Company’s Corporate Secretary at CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169.

Attendance

Only Shareholders of record as of the close of business on April 17, 2020, or their duly appointed proxies, may attend the Annual Meeting. Shareholders will be asked to present a valid government-issued picture identification, such as a driver’s license or passport. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy to the Annual Meeting, together with a valid government-issued picture identification and a copy of evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your Common Stock ownership as of April 17, 2020, the record date for the Annual Meeting. Cameras and video recording devices will not be permitted at the Annual Meeting. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by any Shareholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169, the Company’s principal place of business, and ending on the day prior to the Annual Meeting.

Admission to the Annual Meeting will be by admission ticket only. If you are a Shareholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued picture identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting. Shareholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. All persons attending the Annual Meeting must present a valid government-issued picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the Annual Meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at the Company’s discretion.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice and proxy statement may have been sent to multiple Shareholders in your household. The Company will promptly deliver a separate copy of those materials to you if you request one by writing, calling or e-mailing the Company at the CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169 (telephone – (702) 914-7293; e-mail – asnow@cbafloridainc.com). If you want to receive separate copies of those materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Other Business

The Company does not expect that any matter other than the Director Election Proposal, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal or the Adjournment Proposal will be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, proxy holders will vote thereon in accordance with their discretion.

Adjournments and Postponements

Although it is not currently expected, the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the annual meeting to approve the Dissolution Proposal or if a quorum is not present at the Annual Meeting. Other than an announcement to be made at the Annual Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow Shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Questions and Additional Information

If you have questions about the Director Election Proposal, the Dissolution, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal or the Adjournment Proposal, or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please call the Company’s Corporate Secretary, Anthony Snow, at (702) 914-7293.

Availability of Documents

Any documents referenced in this proxy statement will be made available for inspection and copying at the Company’s principal executive offices at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169, during the Company’s regular business hours by any interested holder of the Common Stock.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The following table sets forth the names and positions of the Company’s executive officers and directors. Each of the persons listed below has been nominated by the Board for election as a director of the Company. The directors shall serve until the expiration of his respective term and his respective successor is elected and qualify or until his earlier death, resignation or removal. The Board elects the Company’s officers, and their terms of office are at the discretion of the Board.

Name	Age	Position with the Company

Timothy McGrath	55	Director
David Sandberg	47	Chairman of the Board of Directors
Anthony Snow	44	Director, President and Corporate Secretary
Adrian Pertierra	48	Director

Timothy McGrath has been a director of the Company since March 2006. Mr. McGrath has served multiple companies in an executive capacity for the past 14 years. Mr. McGrath is currently serving as Controller for Logic Information Systems, Inc., a technology services company. From January 2006 to February 2008 Mr. McGrath served as the Vice President of Finance and Accounting at BioE, Inc. From October 1999 through September 2005. Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc. The Nominating and Corporate Governance Committee of the Board considered Mr. McGrath’s finance and accounting professional background in selecting him as a director of the Company.

David Sandberg has been the Chairman of the Board of the Company since April 2015.  He is the managing member and founder of Red Oak Partners, LLC, a Florida-based investment company founded in 2003 and which manages several public and private funds. Previously, Mr. Sandberg co-managed JH Whitney & Co.’s Green River Fund from 1998 to 2002. Mr. Sandberg presently serves as the Chairman of the Board of Asure Software, Inc. and as a director of SMTC Corp. Mr. Sandberg has previously served as a director of public companies Issuer Direct Corporation, Planar Systems, Inc., RF Industries Ltd., and EDCI Holdings Inc. Mr. Sandberg’s public board experience includes serving as the Chairman of each of Audit, Compensation, Governance, and Strategic committees. Mr. Sandberg received a Bachelor of Arts degree in economics and a Bachelor of Science degree in industrial management from Carnegie Mellon University. The Nominating and Corporate Governance Committee of the Board considered Mr. Sandberg’s financial and investment experience as well as his service on other public company boards of directors in selecting him as a director of the Company.

Anthony Snow has been a director of the Company since April 2015 and currently serves as President and Corporate Secretary.  He is President and Director of Research at Red Oak Partners, LLC, a Florida-based investment company. Prior to joining Red Oak Partners, Mr. Snow worked at Soros Fund Management where he was part of a two person team that managed a $250 million global long/short equity portfolio. Prior to Soros, Mr. Snow focused on investments in global equities at both Ardea Capital Management, as part of the founding team, and Wyper Capital Management. Previously, Mr. Snow was employed at Lindsay Goldberg, a private equity firm, where he focused on leveraged buyouts. Mr. Snow began his career at Merrill Lynch & Co. as an Analyst in the Mergers & Acquisitions group. He received a Bachelor of Business Administration degree with high distinction from the University of Michigan, concentrating in finance and accounting, and a Master of Business Administration degree from Harvard Business School. The Nominating and Corporate Governance Committee of the Board considered Mr. Snow’s financial and investment experience in selecting him as a director of the Company.

Adrian Pertierra has been a director of the Company since April 2015.  He is the Chief Financial Officer and Head of Trading at Red Oak Partners, LLC, a Florida-based investment company.  Prior to joining Red Oak Partners in 2007, Mr. Pertierra worked at Tradition Asiel Securities, Inc. from 2006-2007, specializing in risk arbitrage. Previously, Mr. Pertierra served as the Vice President of Institutional Equity Sales and Trading at BGC Partners, LP, from 2002-2006. Mr. Pertierra previously served as the Chairman of the Nominating and Governance and Audit committees and as a Director on the Board of Asure Software, Inc., a publicly traded company, from 2009 to May 2019. Mr. Pertierra received a Bachelor of Arts degree in economics from the College of Holy Cross. The Nominating and Corporate Governance Committee of the Board considered Mr. Pertierra’s service on other public company boards of directors in selecting him as a director of the Company.

The Company’s Articles of Incorporation, as amended to date, currently provide for a classified Board, meaning that the Company’s directors are divided into three classes, and each class is elected to serve for staggered terms of three years, such that the term of one class of directors expires at each succeeding annual meeting of Shareholders, once a successor has been elected and qualified, or until his or her earlier death, resignation or removal. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. Directors may be removed from office at any time, with or without case, by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the shares of our company entitled to vote for the election of directors.

Involvement In Certain Legal Proceedings

None of the Company’s officers, directors, promoters or control persons has been involved in the past five years in any of the following:

(1)
any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)
any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Role of the Board of Directors’ Committees

Director	Audit Committee	Nominating and Governance Committee	Compensation Committee
Timothy McGrath	√	√	√(1)
David Sandberg		√	√
Adrian Pertierra	√(1)	√(1)	√
 ____________
(1)    Denotes committee Chairman.

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to Shareholders, potential Shareholders and the investment community relating to (a) the accounting and reporting practices of the Company, (b) the effectiveness of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements related to financial reporting, (d) the qualifications and independence of the Company’s independent auditor, (e) the performance of the Company’s independent auditor and (f) the quality and integrity of the financial reports of the Company.  Mr. McGrath and Mr. Pertierra are the current members of the Audit Committee. The Board has determined that the Company has one Audit Committee financial expert, Mr. McGrath. In April 2015, the Board adopted its written Audit Committee charter, and it can be found on the Company’s website at http://www.cbafloridainc.com/charters. The Audit Committee met four times during the 2019 fiscal year.

Nominating and Governance Committee. The Nominating and Governance Committee identifies individuals qualified to become members of the Board, recommends director nominees for election at the next annual meeting of Shareholders, subject to approval by the Board, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board and its dealings with management and appropriate committees of the Board. Mr. McGrath, Mr. Sandberg and Mr. Pertierra are the current members of the Nominating and Governance Committee. The Nominating and Governance Committee has a charter, and it can be found on the Company’s website at http://www.cbafloridainc.com/charters. The Nominating and Governance Committee did not meet during the 2019 fiscal year. The Committee shall be comprised of directors such that the Committee complies with all independence requirements under The Nasdaq Stock Market LLC’s rules for determining whether a member of the board of directors is independent.

Compensation Committee. Mr. McGrath, Mr. Sandberg and Mr. Pertierra are the current members of the Compensation Committee. The Compensation Committee has a charter, and it can be found on the Company’s website at http://www.cbafloridainc.com/charters. The Compensation Committee did not meet during the 2019 fiscal year. The Committee is responsible for setting the Company’s compensation principles to guide the design of its executive compensation and Board compensation framework. The Committee is also responsible for determining the annual compensation of the President and the other executive officers. The Committee makes every effort to maintain its independence and objectivity. While the Committee receives input from the President and discusses compensation with him, the ultimate determination regarding the annual compensation of the President and other executive officers is in the Committee’s sole and absolute discretion.

Audit Committee Report

The Company’s Audit Committee serves to assist the Company’s Board in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by the Company to the public, the Company’s systems of internal controls regarding finance and accounting that management and the Board have established and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website (http://www.cbafloridainc.com/charters).

The Audit Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market LLC, as well as other statutory, regulatory and other requirements applicable to the Company.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process, including internal control over financial reporting. The Company’s independent registered certified public accounting firm is responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting and conformity of the Company’s financial statements with United States generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered certified public accounting firm.

The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace the independent registered certified public accounting firm. The Audit Committee also has periodic discussions with management and the independent registered certified public accounting firm with regard to the quality and adequacy of the Company’s internal controls. Management’s and the independent registered certified public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management or the independent registered certified public accounting firm.

For fiscal year 2019, RBSM LLP has acted as the Company’s independent registered certified public accounting firm.

In this context, the Audit Committee reports as follows:

(1)
The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and RBSM LLP.
(2)
The Audit Committee has discussed with RBSM LLP the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard 16.
(3)
The Audit Committee has received and reviewed the written disclosures and the letter from RBSM LLP required by the applicable requirements of the Public Company Accounting Oversight Board Rule regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with RBSM LLP its independence from the Company.
(4)
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.
(5)
The Audit Committee has appointed RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2019.

Dated: March 19, 2020	Audit Committee of the Board of Directors of CBA Florida, Inc.

/s/ Timothy McGrath
/s/ Adrian Pertierra

Board Diversity

The Board of Directors and the Nominating and Governance Committee consider diversity in the selection of nominees, utilizing a broad meaning to include a nominee’s background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable in achieving an appropriate group of qualified individuals. The Nominating and Governance Committee considers and assesses the Board’s diversity in connection with the annual director nomination process to assure it includes an effective mix of people to further the Company’s business interests.

Selection of Nominees for the Board of Directors

One of the tasks of the Nominating and Governance Committee is to identify and recruit candidates to serve on the Board. The Nominating and Governance Committee is responsible for providing a list of nominees to the Board for nomination at each annual meeting of Shareholders. The Nominating and Governance Committee considers nominees for Board membership suggested by its members, as well as management and Shareholders. The Nominating and Governance Committee may at its discretion retain a third-party executive search firm to identify potential nominees. The Nominating and Governance Committee takes into account many factors in evaluating a prospective nominee, including, among other things, having integrity and being accountable, being able to exercise informed judgment, being financially literate, having high performance standards, and adding to the Board’s diversity of backgrounds, experiences, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits.

All Shareholder nominating recommendations must be in writing, addressed to the Nominating and Governance Committee in care of the Company’s Secretary, CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. If a recommendation is submitted by a group of two or more Shareholders, the information regarding recommending Shareholders must be submitted with respect to each Shareholder in the group. Acceptance of a recommendation for consideration does not imply that the Nominating and Governance Committee will nominate the recommended candidate. In addition to proposing nominees for consideration to the Nominating and Governance Committee, Shareholders may also directly propose nominees for consideration at an annual meeting of Shareholders.

Board Leadership

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Our current Chairman, David Sandberg, is not an officer. Mr. Sandberg has served as our Chairman since April 2015.

Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, the Company faces a number of risks, including, among other things, economic, financial, and legal risks. The Company’s management is responsible for the day-to-day management of the risks we face. The Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, the Board’s involvement in the Company’s business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. The Board receives updates periodically from senior management and outside advisors regarding the various risks the Company faces, including, among other things, economic, financial, and legal risks. The Board also reviews various risks relating to various specific developments, such as strategic transactions, stock repurchases, debt and equity transactions, and distributions to Shareholders.

The Board committees assist the Board in fulfilling its oversight role in certain areas of risks. The Audit Committee oversees the financial and reporting processes of the Company and the audit of the financial statements of the Company and provides assistance to the Board with respect to the oversight and integrity of the financial statements of the Company, its compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that the Company’s compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that the Company’s compensation plans and policies would have a material adverse effect on the Company. The Nominating and Governance Committee oversees governance related risks, such as board independence, conflicts of interests and management succession planning.

Determinations of Director Independence

Mr. McGrath, Mr. Sandberg and Mr. Pertierra are independent as that term is defined under the rules of The Nasdaq Stock Market LLC.

Board of Directors Meetings During Fiscal Year 2019

The Board held one meeting during 2019. All individuals who were directors in 2019 attended 75% or more of the aggregate number of Board and committee meetings on which he served. The Chairman of the Board presides over all meetings of the Board.

Policy Regarding Attendance at Annual Meeting of Shareholders

All directors are invited to attend the Annual Meeting.

Communication with the Board of Directors

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to the Company’s Secretary, CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169. Such communications will be delivered directly to the Company’s Board.

Code of Business Conduct and Ethics and Senior Code

The Company adopted a Code of Ethics on April 13, 2005 that applies to all of its directors, officers and employees, including principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics was attached as Exhibit 14.1 to the Company’s registration statement filed on Form SB-2 on May 2, 2005.

Certain Relationships and Related Transactions

Three of the Company’s directors, David Sandberg, Adrian Pertierra and Anthony Snow (who is also the Company’s President), are employed by Red Oak Partners, LLC, which is the general partner of the Fund Shareholders and has shared voting power and shared dispositive power over their shares of the Company. The Fund Shareholders own, in the aggregate 381,052,632 shares of the Common Stock, or approximately 30.0% of the Company’s issued and outstanding Common Stock in the aggregate. In addition, the Company’s independent director, Timothy McGrath owns 90,669 shares of Common Stock. On May 16, 2018, the Board approved the payment of $100,000 per year to Red Oak Partners, LLC (or one of its affiliates) for providing ongoing management, administrative and operational services and assistance to the Company. Mr. Sandberg and Mr. Pertierra are a managing member and senior officer, respectively, at Red Oak Partners LLC. All fees payable to Mr. Sandberg, Mr. Pertierra and Red Oak Partners LLC are paid directly to their affiliates: The Red Oak, LP and The Red Oak Long Fund, LP.

Compensation of Directors

On May 16, 2018, the Board established compensation for non-management directors of $20,000 per year, plus $1,000 per year for the Chairman of the Nominating & Governance Committee (currently Mr. Pertierra), $3,000 per year for the Chairman of the Compensation Committee (currently Mr. McGrath), $5,000 per year for the Chairman of the Audit Committee (currently Mr. Pertierra), and $10,000 per year for the Chairman of the Board (currently Mr. Sandberg). The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy McGrath	$16,336	$0	0	0	0	0	$16,336
The Red Oak Fund LP	$44,798	$0	0	0	0	0	$44,798
The Red Oak Long Fund LP	$11,202	$0	0	0	0	0	$11,202

Compensation Committee Interlocks and Insider Participation

Mr. McGrath, Mr. Sandberg, and Mr. Pertierra are the current members of the Compensation Committee. During the fiscal year ended December 31, 2019, none of the Company’s executive officers served on the Board of any third party entities whose directors or officers serve on the Company’s Board.

Executive Compensation

Overview

The following is a discussion of the Company’s program for compensating its named executive officers, which included only Mr. Snow as of December 31, 2018 and 2019 (the “Named Executive Officers”), and the Company’s directors.

Compensation Program Objectives and Philosophy

The primary goals of the Company policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that its executives are compensated effectively in a manner consistent with Company strategy and competitive practice, and to align executive’s compensation with the achievement of the Company’s short and long-term business objectives.

The Board considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, managing costs and otherwise helping to preserve the value of the Company.

The Board’s Compensation Committee is charged with the oversight of executive compensation plans, policies and programs of the Company and with the full authority to determine and approve the compensation of the Company’s President and also makes recommendations with respect to the compensation of any other executive officers.

Elements of Compensation

The Company’s compensation program for its Named Executive Officers consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans. The base salary provided is intended to equitably compensate the Named Executive Officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

The Company’s Named Executive Officers receive base salaries commensurate with their roles and responsibilities, while considering the financial condition of the Company. Base salaries and subsequent adjustments, if any, are to be reviewed and approved by the Board, with the advice of the Compensation Committee, annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to the Company’s Named Executive Officers in 2018 and 2019 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

The Company previously provided equity awards as a component of compensation. No such awards were provided in 2018 or 2019.

Perquisites

The Company did not provide its Named Executive Officers with any perquisites or other personal benefits. The Company does not view perquisites as a significant element of its compensation structure, but does believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which it competes. It is expected that the current practice regarding perquisites will continue and will be subject to periodic review by its Compensation Committee and Board.

Employment Agreements

The Company does not have employment agreements with any employees.

The following table sets forth the compensation paid to the Company’s Named Executive Officers for each of its last two completed fiscal years. No other officer received compensation greater than $100,000 for 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Anthony Snow	2019	60,000	0	0	0	60,000
President and Corporate Secretary	2018	60,000	0	0	0	60,000

Outstanding Equity Awards at Fiscal Year End

The Company had no equity awards outstanding as of December 31, 2019. No employees of the Company held any equity awards as of December 31, 2019, nor did any employee of the Company receive any equity award grants in 2019.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company currently has four directors, each of which has been nominated to stand for election at the Annual Meeting. The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated the following nominees for election as directors: David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow (each a “Nominee”). Each Nominee has agreed, if elected, to hold office until the end of his respective term, and until his successor has been duly elected and qualified. Biographical information for, and qualifications of, each of the Nominees appears earlier in this Proxy Statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four Nominees named below. If any Nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  The Company is not aware of any Nominee who will be unable or will decline or be unable to serve as a director. The Company’s Articles of Incorporation, as amended to date, currently provide for a classified Board.  Consistent with such Articles of Incorporation, the term of office of Adrian Pertierra and Anthony Snow will continue until the 2021 annual meeting of shareholders; the term of office of David Sandberg will continue until the 2022 annual meeting of shareholders; the term of office of Timothy McGrath will continue until the 2023 annual meeting of shareholders; and, in each case, until a successor has been elected and qualified, or until his earlier death, resignation or removal.

The Company is electing directors for all three classes of the Board, in accordance with its Articles of Incorporation and bylaws. However, if the Dissolution Proposal is approved, and the Company is wound up in accordance with the Plan of Dissolution, the Company may not hold future annual meetings following the 2020 Annual Meeting and there may be no further election of directors of the Company following the 2020 Annual Meeting.

There are no family relationships among any of the directors and executive officers of the Company. There are no arrangements or understandings between any of the persons nominated to be a director and any other persons pursuant to which any of such nominees was selected. Other than Mr. Snow, all of the directors are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market LLC.

The Company’s directors should possess certain personal characteristics and competencies, which include high ethical standards, integrity, the willingness to be accountable for their decisions, providing informed judgment on a broad range of issues, being financially literate, acting with mature confidence which involves the ability to participate in open discussion, expecting high performance, and being passionate and creative. Additionally, the individuals that comprise the Board should, as a group, represent a diverse mix of backgrounds, skills and expertise, with the ability to contribute their knowledge in such areas as accounting and finance, business judgment, management, crisis response, industry knowledge, international markets, and leadership, strategy and vision. The Nominees the Board is presenting for directors possess these characteristics and contribute to the diverse mix that the Company seeks for the Board as a whole.

Shareholders voting at the Annual Meeting may not vote for more than the number of Nominees listed in this Proxy Statement. Under the Director Election Proposal, the four Nominees for director receiving the highest number of affirmative votes shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the proposal. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the four Nominees for directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES.

PROPOSAL 2: APPROVAL OF PLAN OF DISSOLUTION

             Pursuant to the terms of the Plan of Dissolution that is described in this Proxy Statement, attached as Appendix A and incorporated by reference into this Proxy Statement, the Company will dissolve and wind up its affairs in order to maximize Shareholder value. Completion of the Dissolution is conditioned on approval of the Plan of Dissolutions pursuant to this Dissolution Proposal.

The following disclosure contains a summary of the material terms and conditions of the Plan of Dissolution. The description in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Plan of Dissolution. This summary does not purport to be complete and may not contain all of the information about the Plan of Dissolution that is important to you. The Company encourages you to read the Plan of Dissolution in its entirety.

About the Company

CBA Florida, Inc., a Florida corporation (f/k/a Cord Blood America, Inc.), was formed on October 12, 1999 and is headquartered in Las Vegas, Nevada. Prior to the Transactions, the Company, with its subsidiaries, specialized in providing private cord blood and cord tissue stem cell services and procuring birth tissue for organizations utilizing the tissue in the transplantation and/or research of therapeutic products. The Common Stock is currently trading on the OTC Bulletin Board under the symbol “CBAI”. The Company’s principal executive office is located at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169 (telephone – 702-914-7293).

Background of the Proposed Dissolution

At a special meeting of the Shareholders held on May 14, 2018, approximately 98.06% of the shares that were voted, representing 52.42% of the Common Stock, approved the Transaction, which constituted a sale of substantially all of the Company’s assets. The Company successfully completed the Transaction on May 17, 2018. Following the closing of the Transaction, the Board has explored the best means by which to maximize Shareholder value.

During the period from May 18, 2018 through September 30, 2018, the Company stored tissue samples and provided transition services to California Cryobank Stem Cell Services LLC pursuant to a transition services agreement entered into in connection with the Transaction.

From May 2018 through June 2019, the Board explored potential strategic transactions for the Company with counterparties in the same industry as the Company and counterparties outside of the industry.

In May 2018, the Company discussed a potential sale of the Company to Party A. The Company’s President, Anthony Snow, had multiple calls and an in-person meeting with Party A’s management. Party A was interested in the Company as a public company with no operations, but ultimately declined to pursue a transaction because of the Company’s potential liabilities which would remain with the Company.

In July 2018, the Company explored a potential sale of the Company to Party B. The Chairman of the Company’s Board had multiple calls with Party B’s management, but such discussions were limited to preliminary negotiations.

In September 2018, the Company’s Chairman of the Board entered into discussions with Party C’s management regarding its potential acquisition of the Company. On October 18, 2010, the Company and Party C signed a non-binding letter of intent and initiated due diligence. Following multiple discussions between Party C’s management and the Company’s President and Chairman of the Board, on November 7, 2019, Party C informed the Company that Party C would no longer pursue a transaction with the Company due to the non-competition and non-solicit provisions of the Asset Purchase Agreement. The Company was ultimately unable to obtain a waiver of such restrictive covenants.

In April 2019, as a result of multiple calls between the Company’s President and the management of Party D, the Company also reviewed a potential strategic transaction with Party D. On June 19, 2019, Party D informed the Company that Party D was not interested in such a strategic transaction.

Following the termination of discussions with potential transaction counterparties, the Company undertook an assessment of potential liabilities of the Company, ongoing expenses and cash available for distribution to Shareholders. On August 6, 2019, the Company engaged Greenberg Traurig, P.A. (“Greenberg Traurig”) to advise the Company in connection with a voluntary dissolution and liquidation process. On September 5, 2019, per a referral advisement from Greenberg Traurig, the Company engaged National Economic Research Associates, Inc. (“NERA”) to perform an independent valuation of contingent liabilities resulting from the Company’s former operating business that related to storing blood samples. NERA has significant experience in complex valuations as part of bankruptcies and corporate wind downs. No material relationship existed between NERA and the Company or any of its affiliates during the prior two years, nor is any future engagements currently contemplated. NERA received $77,622.50 from the Company for its services to the Company.

On November 12, 2019, NERA presented its final report on such valuation to the Board. NERA estimated the Company’s potential liability based on possible settlements, trial verdicts or refunds which could arise if former customers of the Company’s operating business were to bring claims against the Company for storage or quality of processing issues during the Company’s years of operation. NERA relied on statistical probability models, hazard models and historical refund rates with respect to such claims and a model to estimate the cost of settling potential claims and litigation or payment of refunds. The models were based on the historical data of the Company. Additional assumptions for the baseline scenario were based on the litigation history of the Company and academic publications on the expected demand for umbilical cord tissue and blood samples. NERA’s estimates also took into account the expected shelf-life of the samples, the expected costs of settlement, projected outcome of trial verdicts, estimated benefits from stem cell transplants, the estimated defective rate of stored samples, and the likely relationship between quality issues and transplant viability, among other assumptions.

On January 9, 2020, the Board met to discuss potential liquidating distributions and the possibility of engaging third parties to act as dissolution agents during the Dissolution process. In the interest of minimizing costs, the Board determined that its existing officers and outside management services provider, Red Oak Partners, LLC, would administer the Dissolution.

The Board now seeks, as a next step in its efforts to maximize value for Shareholders and any other relevant constituents, to effect the Dissolution, including the monetization of the Company’s remaining holdings and other assets, and to make a distribution of the proceeds of the Transaction. In furtherance of these efforts, the Board is presenting the Plan of Dissolution for approval by the Shareholders. The Plan of Dissolution was approved by the Board on February 11, 2020. The Board also recommended that the Shareholders approve the Plan of Dissolution. Florida law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its shareholders. A copy of the Plan of Dissolution is attached to this proxy statement at Appendix A. All material features of the Plan of Dissolution are summarized below.

If the Plan of Dissolution is approved by the Shareholders, the Company will file Articles of Dissolution with the Florida Secretary of State dissolving the Company. Pursuant to Florida law, the Company will continue to exist for a minimum of four years after its dissolution becomes effective solely for the purposes of prosecuting and defending suits against the Company and enabling the Company and its subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to Shareholders any remaining assets. The proportionate interests of all of Shareholders will be fixed on the basis of their respective stock holdings at the close of business on the date the Articles of Dissolution are filed with the Florida Secretary of State as determined by the Board, which date is referred to herein as the “Final Record Date”. The Company intends to discontinue recording transfers of shares of the Common Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the Company’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by the Company will be made solely to the Shareholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the Company’s books as a result of any assignments by will, intestate succession or operation of law. Currently, the Company’s Amended and Restated Articles of Incorporation and its Tax Benefits Preservation Plan limit direct or indirect transfers of the Company’s Common Stock to the extent such transfers could affect the percentage of stock that is treated as being owned by a holder of our Common Stock that is in excess of 4.99% of the Company’s outstanding Common Stock.

Reasons for the Plan of Dissolution

In considering adopting a Plan of Dissolution, the Board considered the terms of the Plan of Dissolution and the dissolution process under Florida law, as well as other available strategic options. In approving the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this Proxy Statement as well as the following factors:

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The lack of any operations of the Company following the Transaction and the Company’s limited assets with which to generate revenue;

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The determination by the Board that continuing as a going concern is not reasonably likely to create greater value for Shareholders and any other relevant constituents than the value that may be obtained for Shareholders and any other relevant constituents pursuant to the Dissolution;

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That the Dissolution provides Shareholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute the maximum amount of cash to Shareholders;

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The potential tax benefits of making distributions to Shareholders pursuant to the Plan of Dissolution;

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The costs associated with the Company’s remaining operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company following the Transaction;

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The terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to modify or abandon the Plan of Dissolution prior to its effective time without further action by the Shareholders to the extent permitted by the Florida Business Corporation Act (the “FBCA”);

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The costs of retaining the personnel necessary to administer and manage the Company’s assets and retained liabilities during the winding up period;

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The lack of viable alternative strategic transactions;

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The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

o
The uncertainty of the timing, nature and amount of any liquidation proceeds and distributions to Shareholders, including the risk that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to the Shareholders;

o
That further Shareholder approval will not be required after the approval of the Plan of Dissolution and that the Board may authorize certain other transactions thereafter with which the Shareholders may not agree;

o
The risk that Shareholders may be required to repay some or all of the amounts distributed to them by the Company pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against the Company during the winding up period;

o
The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the dissolution of the Company, including the payment of claims against the Company;

o
Potential changes in applicable laws (including tax laws) and regulations;

o
The risk that the IRS could treat any liquidating distributions as an ordinary dividend and that Shareholders would receive less favorable tax treatment with respect to the distribution than is currently anticipated;

o
The risk that the amounts available for distribution to Shareholders may be significantly less than the Company’s estimates due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s and its subsidiaries’ liabilities and winding up their respective businesses;

o
The fact that, if the Shareholders approve the Plan of Dissolution, they will not be permitted to transfer their shares of common stock after the Final Record Date to be determined by the Board in its discretion, subject to applicable law;

o
The interests current and former directors and executive officers have in connection with the Dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the winding up period and the compensation that will be received by employees conducting the winding up process;

o
That the Dissolution, once effective, prevents the Company from entering into any future strategic business transaction that could enhance shareholder value; and

o
The other risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of factors considered by the Board is intended to be a summary, and is not intended to be exhaustive, but does set forth the principal factors considered by the Board. After considering these factors, the Board concluded that the positive factors relating to the Plan of Dissolution and the transactions contemplated by the Plan of Dissolution substantially outweighed the potential negative factors. The Board reached the conclusion to approve the Plan of Dissolution in light of the various factors described above and other factors that they believed were appropriate. They did not attempt to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decision. Rather, they made their recommendation based on the totality of information they received and the investigation they conducted. In considering the factors discussed above, individual directors might have given different weights to different factors.

The approval of the Plan of Dissolution will authorize the Board to wind up the affairs of the Company, to cease operating the business for which the Company was organized other than as necessary to fulfill its outstanding contractual obligations and effect the sale of the Company’s remaining assets, if any, and to terminate the existence of the Company.

Timing and Effect of Dissolution and Business Activities During Dissolution

The Board approved the Plan of Dissolution on February 11, 2020. The Dissolution is conditioned on obtaining approval of the Plan of Dissolution from the holders of a majority of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting.

Assuming approval by our Shareholders of the Dissolution Proposal, we expect that the Plan of Dissolution would be implemented as follows:

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During a period beginning immediately after the Annual Meeting and ending when we file our Articles of Dissolution with the Secretary of State of Florida, the Company may explore filing a Form 15 and “going dark”, which would mean that it would cease filing periodic reports with the SEC. The Company may decide to do this as soon as practicable after the Annual Meeting. Once the Company “goes dark,” it will result in a substantial decrease in disclosure by us of our operations and prospects, and trading on the OTC Marketplace may cease.

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During a period beginning with the filing of our Articles of Dissolution with the Secretary of State of Florida and ending with the final liquidating distribution to Shareholders, we expect to sell any remaining non-cash assets of the Company and to engage in other wind-down activities.

While the above reflects the Company’s expectations as of the date of this Proxy Statement, there can be no assurance as to the order or timing of the sale of any of the Company’s remaining non-cash assets, or the expected value to be generated from those sales. If the Plan of Dissolution is approved by the Shareholders, the decision of whether or not to proceed with the Dissolution and when to proceed will ultimately be made by the Board in its sole discretion. No further Shareholder approval would be required to effect the Dissolution pursuant to the Plan of Dissolution. However, if the Board determines that the Dissolution is not in the Company’s best interest and the best interest of its Shareholders and any other relevant constituents, the Board may, in its sole discretion, abandon the Plan of Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Florida law without the necessity of further Shareholder approval.

If the Board determines to proceed with the Dissolution, the Company anticipates filing Articles of Dissolution with the Secretary of State of the State of Florida on a date determined by the Board. For purposes of the FBCA, the Company will be dissolved on the date the Articles of Dissolution are filed unless the articles specify a later effective date in accordance with the FBCA. The Company will cease carrying on its business after the effective date of the Dissolution except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.

Shareholder approval of the Plan of Dissolution constitutes approval by the Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company. Although the Company’s current expectations of its asset dispositions are as reflected in this Proxy Statement, ultimately, a sale, exchange, or other disposition may occur in one transaction or a series of transactions. As a result, if the Plan of Dissolution is approved by the Shareholders, the Board is legally permitted to proceed with the Dissolution, as part of which it will be authorized to sell any remaining assets of the Company.

Summary of the Plan of Dissolution

The following summary is qualified in its entirety by reference to the Plan of Dissolution, which is attached as Appendix A to this Proxy Statement and is incorporated by reference into this Proxy Statement. We encourage you to read the Plan of Dissolution in its entirety.

As part of the Plan of Dissolution, the Company will dispose of and resolve known and unknown claims in accordance with the FBCA and the Board may elect any procedures permitted under the FBCA with respect to that disposition. On and after the effective date of the Dissolution, the Company will make adequate provision, by payment or otherwise, for the Company’s known claims as provided above. On a date or dates determined by the Board, the Company will distribute the remainder of any assets, either in cash or in kind, to its Shareholders according to their respective rights and interests. Distributions to any Shareholders will be made only as permitted and in the manner required by the FBCA. Subject to the requirements stated above, the Board has absolute discretion in determining the manner and timing in which the Company’s distributions are to be completed. Distributions pursuant to the Plan of Dissolution or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided in the Plan of Dissolution, the distributions may be in cash or in assets or in combination of both. The Board has absolute discretion to make such distributions in such amounts and at such time or times as it determines.

To implement the complete liquidation and winding up of the business and affairs of the Company according to the Plan of Dissolution, the Company will:

(a)
collect all assets;

(b)
sell any, all, or substantially all of the assets of the Company in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders;

(c)
pay all expenses incurred in connection with the implementation of the Plan of Dissolution, including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Company;

(d)
satisfy, settle, or reject all liabilities, debts, or obligations of the Company, whether by payment or by making adequate provisions for payments;

(e)
prosecute and defend actions or proceedings by or against the Company;

(f)
distribute assets of the Company to the fullest extent permitted by the FBCA; and

(g)
file all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations required by any state or federal law or regulation to effect the winding up of the Company’s business and affairs and the dissolution of the Company.

The Company will continue to indemnify and advance expenses to its officers, directors, employees and agents in accordance with its charter and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate or advisable to cover the Company’s obligations.

Depending on the tax basis for their respective shares of common stock, Shareholders may be required to recognize gain for tax purposes upon receipt of distributions in liquidation. See “— Amount and Timing of Estimated Liquidating Distributions to Shareholders” and “Material U.S. Federal Income Tax Consequences.”

Amount and Timing of Estimated Liquidating Distributions to Shareholders

The Company anticipates that the Final Record Date will be the effective date of the filing of the Articles of Dissolution with the Florida Secretary of State. The Company intends to close its stock transfer books and discontinue recording transfers of shares of the Common Stock on the Final Record Date, and thereafter certificates representing shares of the Common Stock will not be assignable or transferable on the Company’s books except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company’s shares will occur after the Final Record Date.

All liquidating distributions from the Company or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Final Record Date, if any, will be made to Shareholders of record as of the Final Record Date according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may at its election require Shareholders to surrender certificates representing their shares of Common Stock in order to receive subsequent distributions (if any). Shareholders should not forward their stock certificates before receiving instructions to do so. If the surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to Shareholders who have not surrendered their stock certificates may be held in trust for such Shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a Shareholder’s certificate evidencing the Common Stock has been lost, stolen or destroyed, the Shareholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

It is the Company’s current intention to make liquidating distributions to its Shareholders of record as of the Final Record Date from time to time, as permitted by Florida law. Florida law requires that, prior to making any liquidating distribution, the Company pay or provide for payment of all of the Company’s liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities (including any potential claims for indemnification in connection with sales of the Company’s assets), considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, the Company’s ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if anything. The Company will continue to incur claims, liabilities and expenses (including operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses) following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to the Company’s Shareholders.

The Company’s $2.2 million reserve for unknown, contingent and/or conditional liabilities is based on the high-end estimate provided by NERA relating to potential liabilities which do not currently exist but could arise in connection with the Company’s former operating business.

The Company’s $3.0 to $3.5 million reserve for known, ongoing expenses provides for approximately $120,000 of unpaid state and corporate taxes, non-executive personnel bonus and estimated severance costs, current accounts payable of $45,000, and approximately $3.0 million dollars for ongoing operating expenses (including insurance, employee expenses, Board fees, management fees, audit and tax fees, legal fees, public company expenses, rent and other ordinary course business expenses) during the Dissolution process, which is anticipated to last approximately 4.5 years.

The Company cannot predict with certainty the amount of any liquidating distributions to its Shareholders. However, if the Shareholders approve the Plan of Dissolution, the Board currently intends to make an initial distribution of at least $0.0048 per share of Common Stock as promptly as reasonably possible thereafter. Based on the information currently available to it, the Company is unable to estimate the aggregate amount which will ultimately be distributed to its Shareholders. This amount that may be available for distribution will depend on, among other things:

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the amount of Transaction purchase price proceeds expected to be released from escrow upon the termination of the Transaction escrow in May 2020;

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that there will be no lawsuits filed against the Company or its officers or directors prior to or following the approval of the dissolution and liquidation pursuant to the Plan of Dissolution;

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that the Dissolution will be completed within four years;

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a reserve of between $5.2 million and $5.7 million to satisfy estimated expenses and liabilities, which reserve amount includes $2.2 million for unknown, contingent and/or conditional liabilities;

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the receipt by the Company of Potential Additional Proceeds consistent with the Company’s current expectations; and

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that the amount of the Company’s estimated expenses to complete the Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to the Company’s Shareholders. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether the Company becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of the Company’s assets, whether the Company incurs unexpected or greater than expected losses with respect to contingent liabilities, the extent to which the Company is able to monetize remaining assets and/or to receive any other Potential Additional Proceeds. See “Risk Factors.” Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up the Company’s business, the Board intends to make such distributions from time to time following the filing of the Articles of Dissolution.

Sale of the Company’s Remaining Assets

The Plan of Dissolution contemplates the sale of all of the Company’s remaining de minimis non-cash assets, if and at such time as the Board or may approve, without further Shareholder approval. The Plan of Dissolution does not specify the manner in which the Company may sell its assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of the Company’s assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. The prices and times at which the Company will be able to sell its various assets will depend largely on factors beyond the Company’s control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, public market perceptions, and limitations on transferability of certain assets. In addition, the Company may not obtain as high a price for a particular asset as the Company might secure if it were not in liquidation. It is not anticipated that any further Shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. The Company does not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law.

Contingent Liabilities; Reserves

Under Florida law, the Company is required, in connection with the Dissolution, to pay or make reasonable provision for payment of all of its liabilities and obligations. the Company will pay all of its expenses (including operating and wind-down expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities (which the Company presently estimates at between $0.15 million and $0.30 million for the period from May 28, 2020 through the Dissolution). The Company has used and anticipates continuing to use cash until the end of the four-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

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ongoing operating expenses;

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expenses, including retention amounts, incurred in connection with extending the Company’s directors’ and officers’ insurance coverage;

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expenses incurred in connection with the sale of the remaining assets of the Company;

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expenses incurred in connection with the Dissolution;

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taxes imposed upon the Company and any of its assets; and

●
professional, legal, consulting and accounting fees.

In addition to the $3.0 million to $3.5 million intended to be set aside for known, ongoing expenses, the Company will maintain a reserve, consisting of cash or other assets that the Company believes will be adequate for the satisfaction of all of its current unknown, contingent and/or conditional claims and liabilities. The Company may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including possibly seeking to acquire insurance coverage with respect to certain claims and liabilities. The Company currently estimates that it will maintain an initial cash reserve of approximately $2.2 million of cash for unknown, contingent and/or conditional liabilities (resulting in a total reserve of between $5.2 million and $5.7 million to satisfy all estimated expenses and liabilities). In addition, the Company may use all or a portion of the net proceeds of any other Potential Additional Proceeds it may receive in the future to satisfy any such liabilities.

The estimated amount of the reserve is based upon certain estimates and assumptions and a review of the Company’s estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, and accrued expenses reflected in the Company’s financial statements. There can be no assurance that the reserve will be sufficient. If any of the Company’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, the Company may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), the Company will distribute to its Shareholders any remaining portion of the reserve.

In the event the Company fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the Shareholders under the Plan of Dissolution, creditors of the Company may be able to pursue claims against the Shareholders directly to an extent they have claims co-extensive with such Shareholders’ receipt of liquidating distributions. See “Risk Factors to be Considered by Shareholders in Deciding whether to Approve the Plan of Dissolution—If the Company fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to the Company’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of the Company could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of the Company’s expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to Shareholders under the Plan of Dissolution.

Amendment, Modification or Abandonment

If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan of Dissolution and all actions contemplated thereunder, including the proposed winding up of the Company, notwithstanding the Shareholder approval of the Plan of Dissolution, to the extent permitted by Florida law. Upon the abandonment of the Plan of Dissolution, the Plan of Dissolution will be void.

Complete Dissolution

It is intended that the Plan of Dissolution be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 of the Internal Revenue Code of 1986, as amended (the “Code”). For such purposes, the Plan of Dissolution is effective as of its date of adoption without regard to when the effective date occurs, and all distributions made by the Company on or after such date of adoption are intended to be distributions made pursuant to Section 331 of the Code.

Dissolution Completion Date

The Company has not yet determined an expected completion date of the Dissolution, if any.

Officers and Directors Following the Effective Date of the Dissolution

After the effective date of the Plan of Dissolution, it is expected that the Board and the officers of the Company will continue in their positions, as necessary, for the purpose of winding up the affairs of the Company as contemplated by Florida law. The Board may retain such employees and consultants as necessary or desirable to carry out the wind up activities.

Interests of Certain Persons in the Dissolution

Certain of the Company’s executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of the Company’s Shareholders generally. In particular:

●
during the liquidation of the Company’s assets, the Company will pay certain of its officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services; and

●
the directors and executive officers of the Company may be deemed to hold or control [·] shares of the Company common stock. The estimated value of such shares of the Company Common Stock as of [·], 2020 (based upon the $[·] per share closing price of the Common Stock as of such date) is $[·]. The Company’s executive officers and directors who own shares of the Common Stock will be entitled to receive, on the same terms and conditions as the Company’s other Shareholders, the same distributions and other benefits that the Shareholders would receive when the Company makes liquidating distributions to the Shareholders of record.

The Board was aware of those potentially differing interests and considered them, among other matters, in evaluating the Plan of Dissolution and in reaching its decision to approve such plan and the actions contemplated thereby, as more fully discussed in “Background of the Proposed Dissolution” and “Reasons for the Plan of Dissolution.”

The Company’s executive officers and directors who own shares of Common Stock will be entitled to receive, on the same terms and conditions as the Company’s other Shareholders, the same distributions and other benefits that the Shareholders would receive when the Company makes liquidating distributions to the Company’s Shareholders of record. The Company’s officers and directors will not receive additional compensation in connection with the Dissolution. Red Oak Partners, LLC (“Red Oak”) currently provides ongoing management, administrative and operational services and assistance to the Company for $100,000 per year. To the extent the Dissolution requires more than 80 hours of additional work (outside of hours in the ordinary course of business) to be provided by Red Oak to the Company with respect to wind down activities and the administration of any claims which may arise, Red Oak will be paid $250 per hour for such additional work beyond 80 hours. The Company estimates that 160 to 200 hours of work over the course of the Dissolution, in addition to Red Oak’s ordinary course work for the Company, will be required from Red Oak. After the 80 hour allowance by Red Oak, this would result in fees of $20,000 to $30,000, which amounts have been included in the $3.0 to $3.5 million reserve for known, ongoing expenses; however, the foregoing amounts are estimates only and the Company cannot give any assurance that the actual amounts will not vary depending on the extent and nature of services actually performed by Red Oak during the Dissolution period.

Indemnification and Insurance

In connection with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, the Company will continue to indemnify its directors and officers to the maximum extent permitted in accordance with applicable law, the Company’s charter and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the Company’s business and affairs. The Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to satisfy such indemnification obligations, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

Other than as set forth above, it is not currently anticipated that the Dissolution will result in any material benefit to any of the Company’s executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax considerations of the Plan of Dissolution. This discussion applies to “U.S. Holders” (as defined below) and “Non-U.S. Holders” (as defined below). This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular U.S Holder or Non-U.S Holder. This discussion is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address all tax considerations applicable to a person’s particular circumstances. Furthermore, this discussion does not address any tax considerations to any person that may be subject to special tax rules, including, without limitation:

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insurance companies;

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tax-exempt organizations;

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dealers in securities or currencies;

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traders in securities that make mark-to-market elections with respect to their securities holdings;

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certain financial institutions, banks, brokers and other financial institutions;

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“S” corporations, grantor trusts, partnerships and any other entities treated as partnerships for U.S. federal income tax purposes;

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commodity brokers;

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real estate investment trusts and regulated investment companies;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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tax qualified retirement plans, including but not limited to “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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U.S. expatriates;

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personal holding companies;

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persons that hold shares as part of a hedge, straddle, conversion, constructive sale or other integrated transaction;

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persons who hold or receive shares pursuant to the exercise of any RSA, RSU and employee stock option or otherwise as compensation; or

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persons subject to special tax accounting rules as a result of any item of gross income with respect to shares being taken into account in an applicable financial statement.

In addition, this discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes or persons that hold shares through partnerships or other pass-through entities or arrangements. Accordingly, partnerships or other pass-through entities or arrangements that hold shares and partners in such partnerships or pass-through entities or arrangements should consult their tax advisors.

As used herein, the term “U.S. Holder” means a beneficial owner (other than a partnership or any other entity or arrangement that is treated as a pass-through entity for U.S. federal income tax purposes) of one or more shares that owns such shares as a capital asset under Section 1221 of the Code and that is for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation, or any other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a U.S. Holder, partnership or any other entity or arrangement that is treated as a pass-through entity for U.S. federal income tax purposes) of one or more shares that owns such shares as a capital asset under Section 1221 of the Code.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES TO THEM ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR ANY NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Federal Income Taxation of the Company

If the Company distributes any property other than cash in a liquidating distribution to its Shareholders, the Company will recognize gain or loss as if such property were sold to the Shareholders at its fair market value. Accordingly, the Company may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its Shareholders. If any property distributed by the Company is subject to a liability or if a Shareholder assumes a liability of the Company in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. The IRS may challenge the Company’s valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by the Company on the distribution might change.

Federal Income Taxation of the U.S. Holders Upon Dissolution

If the Shareholders approve the Plan of Dissolution, amounts received by the U.S. Holders pursuant to the Dissolution will be treated as full payment in exchange for their shares of Common Stock. As a result of the Dissolution, a U.S. Holder generally will recognize gain or loss equal to the difference between (a) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the U.S. Holder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the U.S. Holder or to which the distributed property is subject, and (b) the U.S Holder’s adjusted tax basis in the shares of the Common Stock. If a U.S. Holder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis in their shares, or block of shares, of the Common Stock before recognizing any gain or loss. If the Company makes more than one liquidating distribution, a U.S. Holder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of the Common Stock exceed the U.S. Holder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from the Company has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the U.S. Holder’s tax basis for that share or block of shares. Gain or loss recognized by a U.S. Holder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by Non-U.S. Holders, see “Non-U.S. Holders Upon Dissolution” below.

If the Company makes a distribution of property other than cash to its U.S. Holders, the U.S Holder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of the Company’s taxable year during which a liquidating distribution was made, the Company will provide U.S. Holders and the IRS with a statement of the amount of cash distributed to the U.S. Holders and the Company’s best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge the Company’s valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by U.S. Holders might change. Distributions of property other than cash to the U.S. Holders could result in tax liability to any given U.S. Holder exceeding the amount of cash received, requiring the U.S. Holder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If the Company transfers assets to a liquidating trust or trusts for the benefit of the U.S. Holders, the Company intends to treat the liquidating trust or trusts as a grantor trust of the U.S. Holders. In general, this treatment would mean that the U.S. Holders would be the beneficial owners of the assets and income of the liquidating trust or trusts. The transfer of assets by the Company to a liquidating trust or trusts will be treated as a distribution in liquidation of the U.S. Holder’s shares, or block of shares, of the Common Stock. If the Company has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to the U.S. Holders. The U.S. Holders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time the Company transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of the constructive distribution to a U.S. Holder are the same as those of multiple distributions described above.

The liquidating trust or trusts themselves will not be subject to U.S. federal income tax. The U.S. Holders will be treated as owners of the liquidating trust or trusts. As owners of the trust or trusts, the U.S. Holders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Accordingly, the U.S. Holders should be aware that they may be subject to tax without the receipt of cash or property. The U.S. Holders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

Federal Income Taxation of the U.S. Holders Outside of Dissolution

If the Shareholders do not approve the Plan of Dissolution, any distribution received by the U.S. Holders will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends may be subject to tax at rates that are higher than the tax rates applicable to liquidating distributions. The U.S. Holders would not be able to reduce their adjusted tax basis in their shares of the Common Stock prior to recognizing non-liquidating distributions in income for U.S. federal income tax purposes. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a U.S. Holder’s basis in shares of the Common Stock and thereafter as either long-term or short-term capital gain, depending on the U.S. Holder’s holding period for such shares of Common Stock.

Non-U.S. Holders Upon Dissolution

Generally, Non-U.S. Holders that are present in the United States for more than 183 days will be taxed on the net gain from sales or exchanges of capital assets at a 30% rate (or at a lower rate under an applicable U.S. tax treaty with such Non-U.S. Holder’s tax jurisdiction). Net gain is the excess of a Non-U.S. Holder’s capital gain from U.S. sources over capital losses from U.S. sources. Certain Non-U.S. Holders may be exempt from tax on their capital gains. Generally, a Non-U.S. Holder will be exempt from tax on any capital gain from a liquidating distribution by the Company if: (a) the Non-U.S. Holder is present in the United States for less than 183 days during the tax year, (b) the Non-U.S. Holder’s capital gain is not effectively connected with the conduct of a trade or business in the United States during the Non-U.S. Holder’s tax year, and (c) the Non-U.S. Holder’s liquidating distribution is not paid by a U.S. real property holding corporation (“USRPHC”). Non-U.S. Holders may also be subject to U.S. federal income tax on a liquidating distribution if the Company is considered a USRPHC.

In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although the Company believes that it is not a USRPHC currently, it has not undertaken an analysis as to whether it may have been a USRPHC at any time during the five-year period ending on the date of disposition. Accordingly, we cannot assure you we were not a USRPHC at any time during the relevant period. Nevertheless, in the event that we have been a USRPHC at any time during the relevant period described above, as long as our shares are regularly traded on an established securities market, gain from the disposition of the shares will be subject to taxation only with respect to a Non-U.S. Holder that actually or constructively held more than 5% of our shares at any time during the shorter of (a) the five-year period ending on the date of the disposition or (b) the Non-U.S. Holder’s holding period for such shares. If gain on the disposition of shares were subject to taxation as a result of the shares constituting “United States real property interests,” the Non-U.S. Holder would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person.

Non-U.S. Holders Outside of Dissolution

If the Shareholders do not approve the Plan of Dissolution, any distribution received by a Non-U.S. Holder will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by Non-U.S. Holders may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving a non- liquidating distribution or distributions from the Company.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our shares paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (b) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it will undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise generally be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to the Company’s U.S. Holders, each U.S. Holder must, unless an exception applies, provide such U.S. Holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER OR NON-U.S. HOLDER. THE COMPANY RECOMMENDS THAT EACH U.S. HOLDER OR NON-U.S. HOLDER CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Accounting Treatment

If the Shareholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, the Company will change its basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions. The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for the Company’s assets and ultimate amounts paid to satisfy the Company’s liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Absence of Appraisal Rights

If the Shareholders approve the Dissolution Proposal, the Shareholders are not entitled to appraisal rights with respect to the Dissolution under Florida law.

Required Vote

The affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to approve the Dissolution Proposal.

Recommendation of the Board

On February 11, 2020, the Board determined that the Dissolution and the other transactions contemplated thereby are advisable and in the best interests of the Company and its Shareholders and approved in all respects the Plan of Dissolution and the other transactions contemplated thereby.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISSOLUTION PROPOSAL.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RBSM LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Representatives of RBSM LLP will be present at the 2020 Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from Shareholders.  Although Shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RBSM LLP to our Shareholders for ratification to permit Shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests.

Principal Accounting Fees and Services

The following table sets forth the fees billed by our principal independent accountants, RBSM LLP, and our tax advisors, EisnerAmper LLP, for each of our last two fiscal years for the categories of services indicated:

	2019	2018
Audit Fees	$42,500	$39,350
Audit Related Fees	-	-
Tax Fees	$15,600	$15,000
All Other Fees	$15,000	$16,438
TOTAL	$73,100	$70,788

Audit fees. Consists of fees billed by RBSM LLP for the audit of the Company’s annual financial statements, review of our Form 10-K, review of the Company’s interim financial statements included in the Company’s Form 10-Q and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

Audit-related fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”, review of our Forms 8-K filings and services that are normally provided by the accountant in connection with non-year-end statutory and regulatory filings or engagements.

Tax fees. Consists of professional services rendered by EisnerAmper LLP for tax compliance, tax advice and tax planning.

Other fees. The services provided by EisnerAmper LLP within this category consisted of advice and other services relating to states sales taxes and other tax matters.

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditors and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide Shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executives Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. In 2015, pursuant to an advisory vote of the Shareholders, the Company adopted a frequency of every three years to hold an advisory vote on executive compensation, and the Company last held such an advisory vote in 2017.

We seek to closely align the interests of our Named Executives Officers with the interests of our Shareholders.  The primary goals of the Company policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that its executives are compensated effectively in a manner consistent with Company strategy and competitive practice, and to align executive compensation with the achievement of the Company’s short and long term business objectives.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company or our Board.  The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executives Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s Shareholders approve, on an advisory basis, the compensation of the Named Executives Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board.  However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES

If necessary, including if, at the Annual Meeting, the number of shares of Common Stock, present or represented by proxy and voting in favor of the approval of the Plan of Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal under the Company’s charter and Florida law, the Company intends to move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in respect of the approval of the Dissolution Proposal. In that event, the Company will ask Shareholders to vote only upon the Adjournment Proposal, and not upon any of the other proposals to be acted on at the Annual Meeting.

In the Adjournment Proposal, the Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the Shareholders approve the Adjournment Proposal, the Company could adjourn the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Shareholders that have previously voted.

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required to approve the Adjournment Proposal. This means that, of the shares present in person or by proxy at the Annual Meeting, a majority must vote in favor of the Adjournment Proposal in order for the Adjournment Proposal to be approved. Abstentions will have the effect of a vote against, but broker non-votes will have no effect on the determination of this proposal.

The Board believes that if the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting in favor of the approval of the Plan of Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal, it is in the best interests of Shareholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to bring about the approval of the Dissolution Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock as of April 17, 2020 by (a) each Shareholder that the Company knows is the beneficial owner of more than 5% of Common Stock, (b) each director, (c) certain of the Company’s executive officers (the “Named Executive Officers”) and (d) all Named Executive Officers, other officers and directors as a group.  The Company has relied upon information provided to the Company by its directors, Named Executive Officers and other officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.  Shares of the Common Stock subject to options that are exercisable within 60 days of April 17, 2020 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of Named Executive Officers, other officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.  Unless otherwise indicated, the address for each Shareholder listed in the table below is c/o CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169.

Percentages are based on a total of [1,272,066,146] shares of common stock outstanding on April 17, 2020 and shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of April 17, 2020 as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge, based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power of shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

Name And Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class (%)
Cryo-Cell International, Inc. (1) 700 Brooker Creek Boulevard, Suite 1800 Oldsmar, Florida 34677	133,884,148	10.5%

Red Oak Partners, LLC (2) 95 S. Federal Hwy., Suite 201 Boca Raton, FL 33432	381,052,632	30.0%

Timothy G. McGrath	90,669	*%
David Sandberg (2)	381,052,632	30.0%
Anthony Snow	0	*%
Adrian Pertierra	0	*%
All above executive officers and directors as a group (four persons)(2)	381,143,301	30.0%
———————
*	Less than 1% of the outstanding Common Stock.

(1)
The amount shown and the following information is derived from a Form 4 filed by Cryo-Cell International, Inc., along with David I. Portnoy, Mark L. Portnoy and George Gaines, all of whom are affiliates of Cryo-Cell International, Inc., reporting beneficial ownership as a group as of February 21, 2020.

(2)
Red Oak Partners, LLC has shared voting power and shared dispositive power over the 381,052,632 shares. Red Oak Partners, LLC is affiliated with the following entities and individual that hold voting power and dispositive power over certain shares: (i) The Red Oak Fund, LP; (ii) the Red Oak Long Fund, LP; and (iii) David Sandberg. Each of them disclaims beneficial ownership with respect to any shares other than shares owned directly by them.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that Company officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and with any exchange on which the Company’s securities are traded. Officers, directors and persons owning more than 10% of such securities are required by SEC regulation to file with the SEC and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To the Company’s knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director, executive officer or any associate or affiliate of any of the foregoing in any matter, to be acted upon at the Annual Meeting.

Three of the Company’s directors, David Sandberg, Adrian Pertierra and Anthony Snow (who is also the Company’s President), are employed by Red Oak Partners, LLC, which is the general partner of the Fund Shareholders and has shared voting power and shared dispositive power over their shares of the Company. The Fund Shareholders own, in the aggregate 381,052,632 shares of the Common Stock, or approximately 30.0% of the Company’s issued and outstanding Common Stock in the aggregate. In addition, the Company’s independent director, Timothy McGrath owns 90,669 shares of Common Stock.

The directors and executive officers of the Company may be deemed to hold or control [·] shares of the Company common stock. The estimated value of such shares of the Company Common Stock as of [·], 2020 (based upon the $[·] per share closing price of the Common Stock as of such date) is $[·].

During the liquidation of the Company’s assets, the Company will pay certain of its officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services.

The Company’s executive officers and directors who own shares of Common Stock will be entitled to receive, on the same terms and conditions as other Shareholders, the same distributions and other benefits that the Company’s Shareholders would receive when the Company makes liquidating distributions to Shareholders of record. Following the Dissolution, our directors and executive officers will be entitled to continuing indemnification and liability insurance.

GENERAL

Cost of Solicitation

We have retained InvestorCom LLC to assist us in the solicitation of proxies for a fee of up to $3,500 plus out-of-pocket expenses. Our expenses related to the solicitation of proxies from Shareholders this year are not anticipated to be significant, with the total cost expected to be approximately $15,000. These solicitation costs are expected to include primarily the fee payable to our proxy solicitor. To date, we have incurred approximately $6,500of these solicitation costs.

Other Matters

The Board does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the Annual Meeting.  If any other matters are brought before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company and its Shareholders.  The proxies solicited by the Board will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the Annual Meeting of which the Board did not have knowledge a reasonable time before the Company printed and mailed these proxy materials.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary of CBA Florida, Inc. at our principal executive offices at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

As of the date of this Proxy Statement, we had not received notice of any Shareholder proposals for the 2020 Annual Meeting described herein and proposals received subsequent to the date of this Proxy Statement will be considered untimely. For a Shareholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting (if such a meeting is held), the Company’s corporate secretary must receive the written proposal at the Company’s principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

CBA Florida, Inc.
Attention: Corporate Secretary
3753 Howard Hughes Parkway, Suite 200, Office #258
Las Vegas, NV 89169
Facsimile: (702) 914-7251

Under Rule 14a-8, to be timely, a Shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our Proxy Statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, Shareholder proposals intended to be presented at the 2021 annual meeting must be received by us at our principal executive office no later than [·] in order to be eligible for inclusion in our 2021 proxy statement and proxy relating to that meeting (if there is such a meeting). Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of CBA Florida, Inc. at our principal executive offices at 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  These documents are available without charge on our website at https://www.cbafloridainc.com/sec-filings or by writing to: Corporate Secretary, CBA Florida, Inc., 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169. These documents also are available on the website maintained by the SEC at www.sec.gov.  The reference to such website addresses does not constitute incorporation by reference of the information contained on, or linked to, such websites and none of such information is part of this Proxy Statement.

In addition, we incorporate by reference in this Proxy Statement any future filings that we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting.  Such documents are considered to be a part of this Proxy Statement, effective as of the date such documents are filed.  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

If you have questions about the Director Election Proposal, the Dissolution, the Dissolution Proposal, the Ratification Proposal, the Say-on-Pay Proposal or the Adjournment Proposal or any other matter after reading this Proxy Statement, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact our Corporate Secretary by writing to 3753 Howard Hughes Parkway, Suite 200, Office #258, Las Vegas, NV 89169.

You should rely only on the information contained in this Proxy Statement.  We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this Proxy Statement.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies.  The mailing of this Proxy Statement to the Shareholders does not create any implication to the contrary.

By order of the Board of Directors,
Anthony Snow Corporate Secretary
[·], 2020

Appendix A

PLAN OF DISSOLUTION OF CBA FLORIDA, INC.

This Plan of Dissolution (this “Plan”), dated as of [DATE] (the “Plan Date”), is intended to accomplish the dissolution and winding up of CBA FLORIDA, INC., a Florida corporation (the “Corporation”), in accordance with the Florida Business Corporation Act (the “FBCA”).

1.           Approval and Adoption of Plan. The directors of the Corporation (the “Directors”) took action at a meeting duly called and held on February 11, 2020 and voted to propose and recommend to the shareholders of the Corporation (the “Shareholders”) that the Corporation be dissolved. The Directors further included in the proposal to Shareholders the following Plan for winding up and dissolving the Corporation and providing for the liquidation of the Corporation.

The Shareholders of the Corporation met on [DATE] (the “Adoption Date”), and at least a majority of all the votes entitled to be cast approved the dissolution of the Corporation and adopted this Plan as recommended by the Directors. The shareholder authorization permits revocation by action of the board of directors alone, and therefore the Directors may revoke the dissolution without shareholder action.

2.           General Authorization. The Directors are authorized, as of the Adoption Date, without further action by Shareholders, to do and perform or cause the officers of the Corporation (the “Officers”), subject to approval of the Directors, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Directors, to implement the winding up of the business and affairs of the Corporation according to this Plan, including, but not limited to:

a.
Marshalling all of the Corporation’s assets;

b.
Selling any, all, or substantially all of the assets of the Corporation;

c.
Paying all expenses incurred in connection with the implementation of this Plan including, but not limited to, any consulting, professional, legal and other fees and expenses of persons or entities providing services to the Corporation;

d.
Satisfying, settling, or rejecting all liabilities, claims, debts, or obligations of the Corporation, whether by payment or by making adequate provisions for payments;

e.
Prosecuting and defending actions or proceedings by or against the Corporation;

f.
Distributing assets of the Corporation to the Shareholders in the time and manner, and to the fullest extent, permitted by the FBCA; and

g.
Filing all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations as required by any local, state or federal law or regulation to effect the winding up of the Corporation’s business and affairs and the dissolution of the Corporation.

3.           Indemnification. The Corporation shall continue to indemnify its Officers, Directors, and employees in accordance with the FBCA, its articles of incorporation, bylaws, any contractual arrangements, and its existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the Corporation’s dissolution, implementation of this Plan and the winding up of the business and affairs of the Corporation.

4. Filing of Tax Forms. The Corporation shall file final returns, pay final obligations, and close all tax accounts as required by any local, state or federal law, including but not limited to:

a.
IRS Form 966 with the Internal Revenue Service not later than 30 days following the Adoption Date. If the Corporation amends this Plan, it shall file an additional Form 966 within 30 days of the amendment; and

b.
A federal income tax return with the Internal Revenue Service not later than the 15th day of the fourth full month following the date of dissolution, which is the Adoption Date for Internal Revenue Service purposes.

5.           Articles of Dissolution and Effective Date. On or after the Adoption Date, the Corporation shall prepare and file articles of dissolution with the Florida Department of State, Division of Corporations (“DOC”) in accordance with the FBCA. The Corporation shall be dissolved on the date the articles of dissolution are accepted by the DOC unless the articles of dissolution specify a later effective date in accordance with the FBCA (the “Effective Date”).

6.           Cessation of Business Activities. The Corporation shall cease carrying on its business after the Effective Date except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.

7.           Known Claims Notice and Settlement. The Corporation has elected not to incur the costs and obligations that are required to follow the accelerated claims procedures under Section 1406 of the FBCA for known claims.

8.           Other Claims Notice. The Corporation will fully comply with the optional notice procedures of Section 1407 of the FBCA for other claims, including but not limited to filing a notice of corporate dissolution (the “Notice of Corporate Dissolution”) with the DOC within ten days after filing the articles of dissolution, publishing a notice of corporate dissolution (the “Notice of Corporate Dissolution”) in a newspaper of general circulation in Clark County, NV, which Notice of Corporate Dissolution shall be published at least once a week for two consecutive weeks. In accordance with Section 1407 of the FBCA, the Notice of Corporate Dissolution must specify the information that must be included in the claim and state that:

a.           The Corporation is the subject of a dissolution and the Effective Date;

b.
A claim must be in writing and provide a mailing address where a claim may be sent; and

c.
The claim will be barred unless the claimant commences a proceeding to enforce the claim within four years after either:

i.           The filing of the notice (if the notice is not published in a newspaper); or

ii.
The date of the second consecutive weekly publication of the notice (if the notice is published in a newspaper).

9.           Security for Contingent Claims. The Corporation has elected not to incur the costs and obligations necessary to file an application with a circuit court for a determination of any security that the Corporation would otherwise provide for the payment of claims that are either contingent, unknown to the Corporation or based on an event occurring after the Effective Date but that, based on the facts known to the Corporation, are reasonably estimated to arise after the Effective Date (“Contingent and Unknown Claims”). However, the Corporation may voluntarily establish a reserve as security for such Contingent and Unknown Claims in an amount and for a period of time as it may determine in its absolute discretion.

10.           Plan of Distribution.

a.
On and after the Effective Date, the Corporation shall liquidate the Corporation’s assets in accordance with the terms of this Plan and the FBCA. This action by and on behalf of the Corporation does not require further approval by the Shareholders and may include efforts such as:

i.
Undertaking all reasonable efforts to collect on assets of the Corporation, including taking such actions necessary to collect any amounts due to the Corporation by a third party, a Director, a Shareholder, or an employee.

ii.           Selling any, all, or substantially all of the Corporation’s assets.

iii.
Disposing of any property of the Corporation not to be distributed in kind to the Shareholders.

b.
On and after the Effective Date, the Corporation shall make adequate provision, by payment or otherwise, for the Corporation’s known claims.

c.
On and after the Effective Date, the Corporation has discretion in determining the manner and timing in which the distributions to shareholders are to be completed. Distributions pursuant to this Plan or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in combination of such. The Corporation has absolute discretion to make such distributions in such amounts and at such time or times as it determines.

IN WITNESS WHEREOF, the Corporation has approved dissolution and adopted this Plan by the following signature(s) as of the Adoption Date.

Date: _____________________
[APPROVING PARTY TITLE]

By_____________________ Name:

[APPROVING PARTY TITLE]

By_____________________ Name:

PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS OF CBA FLORIDA, INC.

Thursday, May 28, 2020
11:00 a.m. Eastern Time
95 S. Federal Hwy., Suite 201, Boca Raton, FL 33432

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBA FLORIDA, INC. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Anthony Snow and David Sandberg as proxies (the “Named Proxies”), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of CBA Florida, Inc. (the “Company”) held of record by the undersigned on April 17, 2020, at the Annual Meeting of Shareholders to be held on May 28, 2020, and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF CBA FLORIDA, INC. RECOMMENDS
A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.

This proxy, when properly executed, will be voted as designated.  If no choice is specified, this proxy will be voted “FOR” each of the following:

1.
The election of David Sandberg, Adrian Pertierra, Timothy McGrath and Anthony Snow as directors of the Company;

David Sandberg	[ ] FOR	[ ] WITHHOLD AUTHORITY

Adrian Pertierra	[ ] FOR	[ ] WITHHOLD AUTHORITY

Timothy McGrath	[ ] FOR	[ ] WITHHOLD AUTHORITY

Anthony Snow	[ ] FOR	[ ] WITHHOLD AUTHORITY

2.
A proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such proposal, the “Dissolution Proposal”).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.
Ratification of the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2020;

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.
Approval (on an advisory basis) of the Company’s executive compensation;

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.
The grant of authority to the Board of Directors of the Company (the “Board”) to adjourn the meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution Proposal.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

By signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting.  The Company anticipates that no other business will be conducted at the Annual Meeting. The undersigned hereby acknowledges receipt of the proxy statement and notice for the Annual Meeting of Shareholders to be held May 28, 2020.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

Address Change? Indicate changes below:

             Please sign exactly as your name(s) appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature(s) ___________________________________ Dated: _______________

Signature(s) ___________________________________ Dated: _______________